UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Lamb Weston Holdings, Inc.

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Lamb Weston Holdings, Inc.
599 S. Rivershore Lane
Eagle, Idaho 83616
August 9, 2022
Dear Fellow Stockholder:
We are pleased to invite you to our Annual Meeting of Stockholders to be held on Thursday, September 29, 2022 at 8:00 a.m. Mountain Daylight Time at our offices at 533 S. Rivershore Lane, Eagle, Idaho.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide details about the Annual Meeting. We are actively monitoring the public health and travel safety concerns relating to the COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.lambweston.com for updated information. If you are planning to attend our Annual Meeting, please check this website the week of the meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by telephone, by Internet or by signing, dating and returning your proxy card by mail. As always, we encourage you to vote your shares prior to the Annual Meeting.
Thank you for your support and interest in Lamb Weston.
Sincerely,

W.G. Jurgensen Chairman of the Board of Directors	Thomas P. Werner Director, President and Chief Executive Officer

LAMB WESTON HOLDINGS, INC.
599 S. Rivershore Lane
Eagle, Idaho 83616
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Date and Time
Thursday, September 29, 2022
8:00 a.m. Mountain Daylight Time
Place
Lamb Weston Holdings, Inc.
533 S. Rivershore Lane
Eagle, Idaho 83616
If you attend the Annual Meeting, you will be asked to present a valid form of government-issued photo identification and an admission ticket or bank/brokerage statement to confirm stock ownership as of the record date.
We are actively monitoring the public health and travel safety concerns relating to the COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.lambweston.com for updated information. If you are planning to attend our Annual Meeting, please check this website the week of the meeting.
Whether or not you plan to attend, please be sure to vote your shares by proxy. As always, we encourage you to vote your shares prior to the Annual Meeting. It is important that your shares be represented.
Items of Business
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To elect as directors the director nominees named in the Proxy Statement

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To hold an advisory vote to approve the compensation of our named executive officers

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To ratify the selection of KPMG LLP as our independent auditors for fiscal 2023

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To transact any other business properly presented at the Annual Meeting

Who May Vote
Stockholders of record as of the close of business on August 1, 2022 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.
August 9, 2022
Phuong T. Lam
Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 2022
Our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended
May 29, 2022 are available at www.proxyvote.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.
We began making our proxy materials first available on or about August 9, 2022.

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PROXY STATEMENT SUMMARY
In this Proxy Statement, “we,” “us,” “our,” “Company” and “Lamb Weston” refer to Lamb Weston Holdings, Inc.
This summary highlights select information contained elsewhere in this Proxy Statement. This is not a complete description, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING
Time and Date	8:00 a.m. MDT on Thursday, September 29, 2022
Place	Lamb Weston Holdings, Inc., 533 S. Rivershore Lane, Eagle, Idaho 83616. While we intend to hold our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) in person, we are actively monitoring the COVID-19 pandemic as described further in Question 18 under “Procedural Matters and Frequently Asked Questions” in this Proxy Statement. Please monitor our website at www.lambweston.com for updated information. If you are planning to attend our meeting, please check this website the week of the meeting.
Record Date	August 1, 2022 (the “Record Date”)
Voting	Stockholders as of the Record Date are entitled to one vote per share of our common stock on each matter to be voted upon at the Annual Meeting.
Admission	You must register in advance in order to attend the Annual Meeting by following the registration instructions described in Question 18 under “Procedural Matters and Frequently Asked Questions” in this Proxy Statement.

VOTING ITEMS AND BOARD RECOMMENDATION
Voting Item		Board Recommendation	Page Reference
Item 1 –	Election of Directors	For all nominees	3
Item 2 –	Advisory Vote to Approve Executive Compensation	For	16
Item 3 –	Ratification of the Selection of KPMG LLP as Independent Auditors for Fiscal Year 2023	For	17
We will also transact any other business that properly comes before the Annual Meeting.

BOARD OF DIRECTORS
The table below provides summary information about each director nominee as of August 1, 2022.
Name	Age	Director Since	Occupation and Experience	Independent	Audit & Finance	Comp & HC	N&CG
Peter J. Bensen	60	2017	President, Bensen LLC	Yes	X
Charles A. Blixt	70	2016	Principal, C&D Ventures	Yes		X	Chair
Robert J. Coviello	54	2020	Chief Sustainability Officer and Government Affairs, Bunge Limited	Yes		X	X
André J. Hawaux	61	2017	Former Executive Vice President and Chief Operating Officer, DICK’S Sporting Goods, Inc.	Yes	X
W.G. Jurgensen (Chairman)	70	2016	Former Chief Executive Officer and Director, Nationwide Financial Services, Inc.	Yes
Thomas P. Maurer	71	2016	Former Partner, Ernst & Young, LLP	Yes	Chair
Hala G. Moddelmog	66	2017	President and Chief Executive Officer, Woodruff Arts Center	Yes		X	X
Robert A. Niblock	59	2020	Former Chairman of the Board and Chief Executive Officer, Lowe’s Companies, Inc.	Yes	X
Maria Renna Sharpe	63	2016	Managing Principal, Sharpe Human Solutions, LLC	Yes		Chair	X
Thomas P. Werner	56	2016	President and Chief Executive Officer, Lamb Weston	No

EXECUTIVE COMPENSATION SUMMARY
Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and related U.S. Securities and Exchange Commission (“SEC”) rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, or NEOs (as defined under “Compensation Discussion and Analysis” below). This “say-on-pay” vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs as described in this Proxy Statement.
Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term Lamb Weston goals and sustainable growth in value for our stockholders. The Compensation and Human Capital Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) believes that the program should accomplish the following objectives:
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align executives’ interests with stockholders’ interests;

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encourage achievement of strategic objectives and creation of stockholder value;

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provide opportunities that integrate pay with Lamb Weston’s annual and long-term performance;

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maintain a compensation program that provides a competitive total opportunity;

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recruit, retain and motivate talented executives who drive the Company’s success;

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manage cost and share dilution; and

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ensure compensation plans do not encourage inappropriate risk taking.

As described in further detail under “Compensation Discussion and Analysis” below, consistent with these objectives, our compensation program has been designed with a view toward linking a significant portion of the compensation of each NEO to Company performance and the growth in the value of Lamb Weston. Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement for additional details about our executive compensation program, including information about our NEOs’ fiscal year 2022 compensation.
AUDITORS
As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending May 28, 2023.

ITEM 1. ELECTION OF DIRECTORS
Director Nomination and Qualification
The Nominating and Corporate Governance Committee (the “Governance Committee”) of our Board is responsible for identifying, evaluating and recommending to the Board director nominees for election at the Annual Meeting. The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee may also retain a third-party search firm to identify candidates. Based on the Governance Committee’s recommendation, our Board has nominated all of our current directors for election at the Annual Meeting. All of the director nominees were elected by stockholders at our 2021 annual meeting of stockholders. For more information regarding the director nomination process, see “Board Committees and Membership—Nominating and Corporate Governance Committee” below.
General Qualifications
The Board believes all directors should possess certain attributes, including personal and professional integrity, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers. Under our Corporate Governance Principles (the “Principles”), when evaluating the suitability of individuals for nomination, the Governance Committee considers the individual’s background, the Board’s skill needs, diversity and business experience. The Governance Committee also considers an individual’s ability to devote sufficient time and effort to fulfill his or her Lamb Weston responsibilities, taking into account the individual’s other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy.
When determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities.
Diversity
Our Principles provide that the Governance Committee will review with the Board the requisite skills and characteristics for Board members, a review which includes assessing diversity. The Governance Committee believes that diversity offers a significant benefit to the Board and Lamb Weston, as varying viewpoints contribute to a more informed and effective decision-making process. The Board will consider factors such as diversity on the basis of race, color, national origin, gender, religion, disability, sexual orientation and professional experience. As such, when evaluating candidates for nomination as new directors, the Governance Committee will include, and have any search firm that it engages include, qualified candidates with a diversity of gender and race or ethnicity in the pool from which the committee selects director candidates. In addition, the Governance Committee seeks broad experience in relevant industries, professions and areas of expertise important to our operations, including manufacturing, marketing, finance and accounting. As shown below under “—Individual Skills and Experience,” the director nominees have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers.
Individual Skills and Experience
When evaluating potential director nominees, the Governance Committee considers each individual’s professional expertise and educational background in addition to the qualifications described above. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of individuals that will result in a Board that is strong in its collective qualifications, knowledge, diversity and experience, allowing the Board to fulfill its responsibilities and best perpetuate our long-term success and represent our stockholders’ interests. To help the Governance Committee determine whether director nominees qualify to serve on our Board and would contribute to the Board’s current and future needs, director nominees complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Additionally, the Governance Committee conducts annual evaluations of the Board and each committee that assess the experience, skills, qualifications, diversity and contributions of each individual and of the group as a whole.
Based upon its discussions with the Board, the Governance Committee has identified key competencies that are desirable for the Board to fulfill its current and future obligations, including:
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Leadership Experience. Served or is serving as a Chief Executive Officer, Chief Operating Officer, Chief Administrative Officer, senior executive, division president or functional leader within a complex organization. Leadership experience gives a director the ability to motivate, manage, identify and develop leadership qualities in others and the practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

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Financial Acumen. Experience in and an understanding of financial reporting and accounting processes and complex financial transactions. Directors with an understanding of financial reporting and accounting processes, particularly in large, global businesses, are essential for ensuring effective oversight of the Company’s financial reporting and internal controls.

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Operational Experience. Significant operating experience as a current or former executive of a large global company or other large organization gives a director practical insight and expertise that will help develop, implement and assess our operating plan and business strategy.

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Risk and Compliance Oversight Expertise. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing the Company.

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Strategic Experience; Mergers & Acquisitions (“M&A”). Experience with complex strategic transactions, including mergers, acquisitions and divestitures, as well as the successful integration of acquired businesses. Directors who have experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration, provide guidance and oversight as the Company implements its strategy.

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Retail or Consumer Packaged Goods (“CPG”) Expertise. Experience in the food or consumer products industry, or other complementary field, such as retail. Directors with experience in dealing with consumers, particularly in the areas of producing and selling products or services to consumers, provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends.

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Quick Service Restaurant (“QSR”) Expertise. Experience as executives or directors or in other leadership positions at QSRs provide valuable insights into an industry that includes many of our largest customers.

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International Experience. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. promotes an understanding of different cultural, political, and regulatory requirements and contributes to a diversity of perspectives in Board decision-making.

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Corporate Governance Expertise. Experience as executives or directors of other publicly traded companies provides directors with a solid understanding of the extensive and complex oversight responsibilities of public company boards and helps further our goals of greater transparency, accountability for management and the Board and protection of our stockholders’ interests.

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Environmental, Sustainability and Social Responsibility. Experience in environmental matters, community affairs, and/or social responsibility initiatives, including sustainability and diversity, equity and inclusion, supports our goals to operate ethically, and with accountability and transparency.

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Human Capital Expertise. Experience in management of labor relations, human resources, talent management, succession planning and compensation contributes to the Board’s practical understanding in Company decision-making and strategy, including regarding the attraction, retention and development of our workforce.

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Information Technology and Security. Experience with information technology and security allows directors to provide helpful oversight with respect to cybersecurity matters and the use of technology and modernization of the Company’s technology infrastructure to enhance the efficiency of our operations.

The following table highlights each director nominee’s skills, knowledge, experience and demographics. Because the table below is a summary, it does not include all of the skills, knowledge, experiences and diversity that each director nominee offers.
Skills, Knowledge and Experience	Bensen	Blixt	Coviello	Hawaux	Jurgensen	Maurer	Moddelmog	Niblock	Sharpe	Werner
Leadership	●	●	●	●	●	●	●	●	●	●
Financial	●	●		●	●	●	●	●	●	●
Operational	●		●	●	●		●	●		●
Risk & Compliance	●	●	●	●	●	●		●	●	●
Strategic or M&A	●	●	●	●	●		●	●	●	●
Retail or CPG		●		●		●		●	●	●
QSR	●						●
International	●	●	●	●	●	●	●		●	●
Corporate Governance		●			●	●	●	●	●
Envt, Sustainability & Social Responsibility		●	●						●
Human Capital									●
Information Technology & Security	●			●
Demographics	Bensen	Blixt	Coviello	Hawaux	Jurgensen	Maurer	Moddelmog	Niblock	Sharpe	Werner
Race/Ethnicy
African American/Black			●
White/Caucasion	●	●		●	●	●	●	●	●	●
Gender
Female							●		●
Male	●	●	●	●	●	●		●		●
Board Tenure	Bensen	Blixt	Coviello	Hawaux	Jurgensen	Maurer	Moddelmog	Niblock	Sharpe	Werner
Years	5	6	2	5	6	6	5	2	6	6
The Board believes that all the director nominees are highly qualified. As the table above and biographies below show, the director nominees have significant leadership and professional experience, knowledge and skills that qualify them for service on our Board. As a group, they represent diverse views, experiences and backgrounds. All director nominees satisfy the criteria set forth in our Principles and possess the experience, skills and qualities necessary to fully perform his or her duties as a director and contribute to our success.
The Governance Committee recommended, and the Board nominated, each of the director nominees listed below for election at the Annual Meeting. All director nominees are standing for election as directors to hold office for a one-year term expiring at the 2023 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The following presents information regarding each director nominee as of August 1, 2022, including information about the director’s professional experience, public company directorships held and qualifications.
The persons named as proxies in the proxy card or electronic voting form will vote the shares represented by the proxy card or electronic voting form FOR or AGAINST the director nominees or ABSTAIN from voting, as instructed in the proxy card or electronic voting form. If a director nominee should become unavailable to serve as a director, an event that we do not anticipate occurring prior to or at the Annual Meeting, the persons designated as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of directors on our Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR EACH NOMINEE.
Director Nominee	Experiences and Qualifications
Peter J. Bensen Age – 60 President, Bensen LLC Director Since December 2017
Mr. Bensen has served as President of Bensen LLC, a board consulting firm, since January 2018. Prior to that, he served as Chief Administrative Officer of McDonald’s Corporation, a quick service restaurant chain, from March 2015 until his retirement in September 2016. He also served as McDonald’s Corporation’s Corporate Senior Executive Vice President and Chief Financial Officer from May 2014 through February 2015, and Corporate Executive Vice President and Chief Financial Officer from January 2008 through April 2014. Prior to joining McDonald’s Corporation in 1996, Mr. Bensen was a senior manager for Ernst & Young LLP, a professional services firm. Mr. Bensen currently serves on the board of directors of CarMax, Inc., where he has served since April 2018. Mr. Bensen also served on the board of directors of Catamaran Corporation from December 2011 to July 2015.
Summary of experiences, qualifications and skills considered in nominating Mr. Bensen:
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Leadership, Operational and Strategic Experience: Strong leadership and strategic capabilities, insights and operational experience, including from his service as Chief Administrative Officer and Chief Financial Officer of McDonald’s Corporation;

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Financial Acumen, Risk & Compliance Oversight Expertise and Information Technology and Security Experience: Significant expertise in financial reporting and internal controls and procedures, risk management and information technology and security from his experience in finance executive roles, including Chief Financial Officer at McDonald’s Corporation, which included overseeing the information technology organization; and

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QSR Expertise and International Experience: Deep knowledge of the quick service restaurant industry from his service with McDonald’s Corporation, a large global quick service restaurant chain.

Director Nominee	Experiences and Qualifications
Charles A. Blixt Age – 70 Principal, C&D Ventures Director Since November 2016
Mr. Blixt has served as a principal of C&D Ventures, a company that invests in entrepreneurial startups and other businesses that require capital and/or business and legal expertise, since 2009. Before this, Mr. Blixt served as the interim General Counsel of Krispy Kreme Doughnuts, Inc., a retailer and wholesaler of doughnuts, complementary beverages and packaged sweets, from September 2006 until April 2007. Mr. Blixt was also Executive Vice President and General Counsel of Reynolds American, Inc., a tobacco products company, from 2004 to 2006, and Executive Vice President and General Counsel for R.J. Reynolds Tobacco Holdings, Inc., a tobacco products company, from 1995 to 2004. Mr. Blixt currently serves on the board of directors of Swedish Match AB, where he has served since 2015, and previously from 2007 to 2011. Mr. Blixt also served on the boards of directors of Atrum Coal Ltd. from 2017 until March 2021, Krispy Kreme Doughnuts, Inc. from 2007 to 2016 and Targacept, Inc. from 2000 to 2015.
Summary of experiences, qualifications and skills considered in nominating Mr. Blixt:
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Leadership and International Experience and CPG Expertise: Strong leadership capabilities and insights, particularly with major global consumer brands, from his roles as General Counsel for Krispy Kreme Doughnuts, Inc. and Reynolds American, Inc.;

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Risk & Compliance Oversight and Social Responsibility Expertise and M&A Experience: Deep expertise in risk and compliance oversight, social responsibility initiatives, including community affairs and ethics compliance, and knowledge of M&A from his extensive experience as a chief legal officer; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his legal background and board service to other public companies.

Director Nominee	Experiences and Qualifications
Robert J. Coviello Age – 54 Chief Sustainability Officer and Government Affairs, Bunge Limited Director Since March 2020
Mr. Coviello has served as Chief Sustainability Officer and Government Affairs of Bunge Limited, an agribusiness and food company, since May 2019. Prior to that, he served as Bunge Limited’s Chief Growth and Strategy Officer from January 2019 until April 2019 and Managing Director, China, Southeast Asia and Australia from 2016 to 2018. Since joining Bunge Limited in 2003, Mr. Coviello has also held a variety of commercial leadership positions in Asia, Europe and the United States, including Asia Commercial Director, Agribusiness and Director, Global Operations. Prior to Bunge Limited, he served in various merchant and trading roles with Cargill, Incorporated, a provider of food, agricultural, financial and industrial products and services.
Summary of experiences, qualifications and skills considered in nominating Mr. Coviello:
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Leadership and Operational Experience: Strong leadership capabilities, insights and operational experience from his senior positions at Bunge Limited, including commercial leadership positions;

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Strategic and International Experience: Valuable experience in strategic and commercial leadership positions in Asia and Europe; and

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Risk & Compliance Oversight and Environmental, Sustainability & Social Responsibility Expertise: Deep expertise in risk and compliance oversight and strong understanding and knowledge in environmental and sustainability matters and government affairs from his experience as Chief Sustainability Officer and Government Affairs of Bunge Limited.

Director Nominee	Experiences and Qualifications
André J. Hawaux Age – 61 Former Executive Vice President and Chief Operating Officer, DICK’S Sporting Goods, Inc. Director Since July 2017
Mr. Hawaux served as the Executive Vice President and Chief Operating Officer of DICK’S Sporting Goods, Inc., a sporting goods retailer (“DICK’S”), from August 2015 until August 2017. He also served as DICK’S interim principal financial officer from August 2016 to September 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer from February 2015 to August 2015 and Executive Vice President, Finance, Administration and Chief Financial Officer from June 2013 to January 2015. Prior to joining DICK’S in 2013, Mr. Hawaux served as the President, Consumer Foods at Conagra Brands, Inc. (formerly, ConAgra Foods, Inc. “Conagra”), a food company, beginning in 2009. From 2006 to 2009, Mr. Hawaux served as Conagra’s Executive Vice President and Chief Financial Officer where he was responsible for the company’s Finance and Information Systems and Services organizations. Prior to joining Conagra, Mr. Hawaux served as general manager of a large U.S. division of PepsiAmericas, a food and beverage company, and previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit. Mr. Hawaux has served on the boards of directors of PulteGroup, Inc. since 2013 and Tractor Supply Company since July 2022.
Summary of experiences, qualifications and skills considered in nominating Mr. Hawaux:
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Leadership, Operational, Strategic and International Experience and Retail and CPG Expertise: Strong leadership and strategic capabilities, insights and operational and international experience, particularly with major consumer focused global public companies, including as Executive Vice President and Chief Operating Officer of DICK’S and President, Consumer Foods at Conagra;

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Financial Acumen and Risk & Compliance Oversight Expertise: Deep expertise in financial reporting, internal controls and procedures and risk management and knowledge of financial and capital markets, from his extensive experience in finance executive roles with large multi-national public companies; and

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Information Technology and Security Experience: Valuable experience in information technology and security from his oversight of significant information technology projects while serving in finance executive roles at DICK’s.

Director Nominee	Experiences and Qualifications
W.G. Jurgensen Age – 70 Chairman of the Board, Former Chief Executive Officer and Director, Nationwide Financial Services, Inc. Director Since November 2016
Mr. Jurgensen was appointed Chairman of the Board in September 2017. He previously served as Chief Executive Officer and a director of Nationwide Financial Services, Inc., a diversified insurance and financial services organization, and its parent, Nationwide Mutual Insurance Company, from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Before joining Nationwide, Mr. Jurgensen served as an Executive Vice President with Bank One Corporation (now a part of JPMorgan Chase & Co.), where he was responsible for corporate banking products, including capital markets, international banking and cash management, and later served as Chief Executive Officer for First Card, First Chicago Corporation’s credit card subsidiary. Mr. Jurgensen currently serves on the board of directors of American International Group, Inc., where he has served since May 2013. He previously served on the boards of directors of Conagra from August 2002 to November 2016 and The Scotts Miracle-Gro Company from May 2009 until June 2013.
Summary of experiences, qualifications and skills considered in nominating Mr. Jurgensen:
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Leadership, Operational, Strategic and International Experience: Strong leadership and strategic capabilities and insights and international and operational experience, including from his service as Chief Executive Officer and other senior positions at several global financial services organizations;

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Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in finance, accounting and risk and compliance oversight, including risk assessment and risk management experience, from his service at insurance companies; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications
Thomas P. Maurer Age – 71 Former Partner, Ernst & Young, LLP Director Since November 2016
Mr. Maurer served as a partner of Ernst & Young, LLP, a professional services firm, until his retirement in 2011. He joined Ernst & Young in 1973 and during his career served as the global coordinating partner on the audits of large multi-national and multi-location companies in the manufacturing, consumer products, and distribution industries. Mr. Maurer was a member of the Ernst & Young Global Account Partner Group, and he served two terms on the Ernst & Young Partner Advisory Council. He also served as the leader of the Retail, Consumer Products and Industrial Products Group in Ernst & Young’s Chicago office. Mr. Maurer is a certified public accountant and currently serves on the board of directors of Packaging Corporation of America, where he has served since May 2014.
Summary of experiences, qualifications and skills considered in nominating Mr. Maurer:
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Financial Acumen and Risk & Compliance Oversight Expertise: Deep expertise in financial reporting, accounting, risk and compliance and internal controls and procedures from his experience as a partner at a large, global accounting firm;

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Leadership and International Experience and CPG Expertise: Strong leadership experience and understanding of manufacturing and consumer products from senior positions at Ernst & Young, including leading the Retail, Consumer Products and Industrial Products Group, and experience working with and assisting similarly situated global companies as Lamb Weston; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications
Hala G. Moddelmog Age – 66 President and Chief Executive Officer, Woodruff Arts Center Director Since July 2017
Ms. Moddelmog has served as the President and Chief Executive Officer of the Woodruff Arts Center, a visual and performing arts center, since September 2020. She previously served as the President and Chief Executive Officer of the Metro Atlanta Chamber from 2014 until June 2020. She was the first woman to lead the over 160-year-old organization, which covers 29 counties and more than 15 Fortune 500 companies, as well as a multitude of small and medium-sized enterprises in the 9th largest metropolitan region in the United States. From 2010 to 2013, Ms. Moddelmog was the President of Arby’s Restaurant Group, Inc., a division of Wendy’s/Arby’s Group, Inc., a quick service restaurant chain. Prior to her tenure at Arby’s Restaurant Group, Ms. Moddelmog was President and Chief Executive Officer of Susan G. Komen for the Cure, a breast cancer organization, Chief Executive Officer of Catalytic Ventures, LLC, an entity she formed to invest and consult in multi-unit retail, and President of Church’s Chicken, a subsidiary of AFC Enterprises, Inc., a quick service restaurant chain. Ms. Moddelmog currently serves on the board of directors of FleetCor Technologies, Inc., where she has served since April 2017.
Summary of experiences, qualifications and skills considered in nominating Ms. Moddelmog:
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Leadership Experience: Strong leadership capabilities and insights, including from her services as President and Chief Executive Officer at the Woodruff Arts Center and the Metro Atlanta Chamber;

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QSR Expertise and Operational, Strategic and International Experience: Deep knowledge of the quick service restaurant industry and international, operational and strategic experience from her service with multiple global quick service restaurant chains; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from her board service to other public companies.

Director Nominee	Experiences and Qualifications
Robert A. Niblock Age – 59 Former Chairman of the Board and Chief Executive Officer, Lowe’s Companies, Inc. Director Since March 2020
Mr. Niblock served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., a retail company specializing in home improvement (“Lowe’s”), from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman- and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993, and, during his career with the company, he also served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with Ernst & Young, LLP, a professional services firm. Mr. Niblock served as a member of the board of directors of the Retail Industry Leaders Association from 2003 until 2018 and served as its Secretary from 2012 until 2018. He previously served as its chairman in 2008 and 2009 and as vice chairman in 2006 and 2007. Mr. Niblock has served on the boards of directors of ConocoPhillips since February 2010 and PNC Financial Services Group, Inc. since January 2022.
Summary of experiences, qualifications and skills considered in nominating Mr. Niblock:
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Leadership Experience and Corporate Governance Expertise: Strong leadership capabilities and insights and broad understanding of governance issues facing public companies, including from his service as Chairman of the Board and Chief Executive Officer of Lowe’s and as lead independent director at ConocoPhillips;

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Financial Acumen, Operational Experience and Risk & Compliance Oversight Expertise: Significant expertise in operations, finance, accounting and risk and compliance oversight from his service as Chief Executive Officer of Lowe’s and at Ernst & Young, LLP; and

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Strategic Experience and Retail Expertise: Strong knowledge and strategic expertise in retail from his experience as Chief Executive Officer of Lowe’s and as a member of the board of directors of the Retail Industry Leaders Association.

Director Nominee	Experiences and Qualifications
Maria Renna Sharpe Age – 63 Managing Principal, Sharpe Human Solutions, LLC Director Since November 2016
Ms. Sharpe has served as Managing Principal of Sharpe Human Solutions, LLC, a human resource consulting and commercial real estate investments company, since 2016. Prior to that, Ms. Sharpe served as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc., a food and beverage company, from 2014 to 2016, and was Chief Human Resources Officer, PepsiCo Europe from 2010 to 2014 and Senior Vice President, Compensation, Benefits & Human Resource Systems from 2008 to 2010. From 2004 until 2008, Ms. Sharpe was Chief Human Resources Officer & Corporate Secretary of UST Inc., a tobacco products company, responsible for the company’s human resources function and corporate governance matters. Before that, Ms. Sharpe held various senior human resources and legal positions at PepsiCo, Inc., including Vice President, Benefits from 2002 to 2004, Vice President, Compensation from 1999 to 2002 and Vice President, Human Resources Counsel from 1995 to 1999. Ms. Sharpe currently serves on the board of directors of LGI Homes, Inc., where she has served since January 2022.
Summary of experiences, qualifications and skills considered in nominating Ms. Sharpe:
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Leadership, Risk & Compliance Oversight Expertise and M&A and International Experience: Strong management, leadership, risk and compliance oversight and M&A and international experience, particularly with major consumer brands, from her role as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc.;

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CPG Expertise: Understanding of strategic and marketplace challenges for consumer products companies from her tenure with PepsiCo, Inc.; and

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Corporate Governance and Social Responsibility and Human Capital Expertise: Strong corporate governance, social responsibility and human capital expertise, including significant experience in global human capital management and labor strategy, including diversity, equity and inclusion, assessment and succession planning for executives, and design and administration of worldwide compensation, career management and benefit programs and management systems.

Director Nominee	Experiences and Qualifications
Thomas P. Werner Age – 56 President and Chief Executive Officer, Lamb Weston Director Since November 2016
Mr. Werner has served as our President and Chief Executive Officer and a member of our board of directors since November 2016. Prior to that, he served as President, Commercial Foods, for Conagra, a food company, since May 2015. In that role, he led the company’s Lamb Weston and Foodservice businesses, as well as its previously divested Spicetec Flavors & Seasonings and J.M. Swank operations. Mr. Werner also served as interim President of Conagra’s Private Brands from June 2015 through its divestiture in February 2016. Before his appointment as President, Commercial Foods, Mr. Werner served as Senior Vice President of Finance for Conagra’s Private Brands and Commercial Foods operating segments from June 2013 to April 2015, and Senior Vice President of Finance for Lamb Weston from May 2011 until June 2013.
Summary of experiences, qualifications and skills considered in nominating Mr. Werner:
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Leadership, Strategic and International Experience: Strong leadership and strategic capabilities and insights, particularly with major commercial customers, acquired during his tenure as President of Commercial Foods for Conagra and President and Chief Executive Officer of Lamb Weston;

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CPG Expertise and Operational Experience: Deep knowledge of strategy and business development, operations, finance, marketing and commercial customer insights, supply chain management and sustainability; and

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Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in finance, accounting and risk and compliance oversight from his extensive experience in public company finance at Conagra and Lamb Weston.

ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. We conduct these “say-on-pay” votes on an annual basis, and we expect the next say-on-pay vote to occur at our 2023 annual meeting. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs described in this Proxy Statement. As described in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, retain and motivate superior executive talent, including our NEOs, who are critical to our success. At the same time, we structure our executive compensation program to focus on stockholders’ interests by incenting superior sustainable performance. Under these programs, we align pay and performance by basing a significant portion of our NEOs’ compensation on:
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achieving strategic and financial goals; and

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increasing stockholder value.

We also have strong compensation-related governance practices to protect our stockholders’ interests. You can find more information about these practices under “Board Committees and Membership—Compensation and Human Capital Committee” and “Compensation Discussion and Analysis.” These practices include the following:
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we have substantial stock ownership and share retention requirements for directors and executive officers that promote alignment of their interests with our stockholders’ interests;

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our long-term incentive program is 100% equity-based;

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more than 85% of our Chief Executive Officer’s target total compensation is at-risk incentive-based pay, of which about 65% is based on long-term performance;

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on average, 75% of target compensation is at-risk incentive-based pay for our other NEOs;

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we do not provide excessive perquisites to our executive officers;

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we do not pay the tax liability related to benefits payable upon a “double trigger” event in connection with a change in control (i.e., no gross-ups);

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we employ our executive officers “at will” without individual severance agreements or employment contracts;

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we have significant risk mitigators, such as limits on incentive awards, use of multiple performance measures in our incentive plans, stock ownership and holding requirements and an executive incentive compensation recoupment (clawback) policy; and

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our policies prohibit hedging, pledging and short sales of Lamb Weston shares.

Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement for specific details about our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program for our NEOs serves our stockholders’ interests. Accordingly, we ask you to vote “FOR” the following resolution at our Annual Meeting:
“RESOLVED, that Lamb Weston’s stockholders approve, on an advisory basis, the compensation paid to Lamb Weston’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion.”
This “say-on-pay” vote is advisory. Therefore, it will not be binding on Lamb Weston, the Compensation Committee or the Board. However, the Board and Compensation Committee value our stockholders’ opinions and expect to consider the outcome of the vote, along with other relevant factors, when considering NEO compensation in the future.
The Board recommends a vote “FOR” the advisory approval of our NEOs’ compensation as disclosed in this Proxy Statement.

ITEM 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
The Audit and Finance Committee (the “Audit Committee”) is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent auditors. KPMG LLP, a registered public accounting firm, has served as our independent auditors since 2016 and were appointed in connection with our separation from Conagra on November 9, 2016.
Review of Independent Auditors
The Audit Committee annually reviews the performance of the independent auditors and considers whether to reappoint the firm for the following year or appoint a different firm. In determining which firm to appoint as the Company’s independent auditors for fiscal 2023, the Audit Committee considered numerous factors, including:
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firm capabilities, approach and fees;

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firm tenure as our independent auditors;

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the quality of the work that KPMG LLP has performed for Lamb Weston and its communications with the Audit Committee and management;

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KPMG LLP’s qualifications and experience auditing companies of comparable size and complexity;

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KPMG LLP’s familiarity with our global business and operations, accounting policies and practices and internal control over financial reporting;

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the potential impacts to Lamb Weston from selecting a different independent auditor, including the significant time commitment and potential distraction of resources related to changing independent auditors; and

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firm independence.

In assessing the independence of Lamb Weston’s independent auditors, the Audit Committee considered factors including the nature and amount of non-audit fees and services that the firm provides to Lamb Weston. Also, in conjunction with the required rotation of the auditing firm’s lead engagement partner at least every five years, the Audit Committee and its Chairman are involved in the selection of the independent auditor’s lead engagement partner through a process that includes candidate interviews.
The Audit Committee discusses with the independent auditors the scope of and plans for the audit and is also responsible for the audit fees associated with the retention of the independent auditors. As part of determining what firm to appoint, the Audit Committee discussed audit fees and the audit process with KPMG LLP, including the audit scope, plan and staffing.
Selection of Independent Auditors
Following its review, the Audit Committee selected KPMG LLP as Lamb Weston’s independent auditors for fiscal 2023. The Audit Committee and the Board believe that the continued retention of KPMG LLP as the independent auditor is in our and our stockholders’ best interests and are requesting, as a matter of good corporate governance, that stockholders ratify this selection.
The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. However, if our stockholders do not ratify the selection, the Audit Committee may investigate the reasons for our stockholders’ rejection and may consider whether to retain KPMG LLP or appoint another independent auditor. Furthermore, even if the selection is ratified, the Audit Committee may appoint a different independent auditor if, in its discretion, it determines that such a change would be in Lamb Weston’s and our stockholders’ best interests.

We expect that representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. Additional information about our independent auditors, including our pre-approval policies and KPMG LLP’s aggregate fees for fiscal 2021 and 2022, can be found below under “Board Committees and Membership—Audit and Finance Committee.”
The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as Lamb Weston’s independent auditors for fiscal 2023.
CORPORATE GOVERNANCE
We believe that having and adhering to a strong corporate governance framework is essential to our long-term success. This section describes our corporate governance framework, including our key governance principles and practices, Board leadership structure and oversight functions.
Corporate Governance Principles
The Principles articulate our governance philosophy, practices and policies in a range of areas, including: the Board’s role and responsibilities; composition and structure of the Board; establishment and responsibilities of the committees of the Board; executive and director performance evaluations; and succession planning. The Governance Committee reviews the Principles annually and recommends any changes to the Board for its consideration.
Key Corporate Governance Practices
The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment and adopts governance practices as needed that support informed, competent and independent oversight on behalf of our stockholders. Our Principles provide a summary of these practices and are available on our website as described below under “—Corporate Governance Materials.” Highlights of our corporate governance practices include:
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Annual Election of Directors. To promote greater accountability to stockholders, all of our directors stand for election annually.

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Majority Voting in Uncontested Director Elections with a Director Resignation Policy. Our bylaws require that to be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board, subject to acceptance or rejection by the Board. Within 90 days of the certification of the election results, the Board will publicly disclose its decision as to whether to accept or reject the resignation.

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Majority of Directors are Independent. The Board has determined that nine of our ten current directors—directors Bensen, Blixt, Coviello, Hawaux, Jurgensen, Maurer, Moddelmog, Niblock and Sharpe—have no material relationship with Lamb Weston and are independent within the meaning of applicable independence standards, including the listing standards of the New York Stock Exchange (“NYSE”) and the categorical standards contained in the Principles.

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Board Leadership Structure. The Principles provide that the Board will appoint a Chairman. As described below under “—Board Leadership Structure,” the Chairman position is currently a position separate from the Chief Executive Officer position. In addition, the Principles provide that if the Chairman of the Board is not an independent director, the Board will select a lead director from the independent directors. Our Chairman, W.G. Jurgensen, is an independent director.

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Independent Board Committees and Committee Charters. Each of the Audit Committee, Compensation Committee and Governance Committee is comprised entirely of independent directors and operates under a written charter that has been approved by the full Board.

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Regularly-Scheduled Executive Sessions. The Board meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Chairman presides at the executive sessions of non-management directors.

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Board and Committee Evaluation Processes. Each of the Board, the Audit Committee, the Compensation Committee and the Governance Committee conducts a self-evaluation of its performance on an annual basis. As part of this process, in addition to discussing the evaluations as a group on the Board and committee levels, the Chair of the Governance Committee meets with each director individually.

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Stock Ownership Guidelines for Directors and Executive Officers. Directors and executive officers are subject to stock ownership guidelines.

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All non-employee directors are expected to acquire and hold shares of Lamb Weston common stock during their tenure with a value of at least $500,000. Directors are expected to acquire these shares within five years following their first election to the Board. Ownership levels for our non-employee Board members are described under “Non-Employee Director Compensation—Director Stock Ownership Requirements” below.

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Each executive officer is subject to stock ownership guidelines equal to a multiple of that person’s salary. Thomas Werner, our Chief Executive Officer, is required to own shares of our common stock having a value of at least five times his salary, and each of our other NEOs is required to own shares of our common stock having a value of at least two times his or her salary. See “Compensation Discussion and Analysis—What We Pay and Why—Other Elements of our Fiscal 2022 Executive Compensation Program” for a summary of the stock ownership of each NEO.

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Special Meetings of the Board. Our bylaws allow the Chairman of the Board, Chief Executive Officer or a majority of the Board to call special meetings of the Board.

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Limits on Board Memberships. The Principles provide that a director who is also a Chief Executive Officer of a public company should not serve on more than one public company board, apart from their own. Other directors should not serve on the boards of directors of more than four public companies, including Lamb Weston’s Board. In addition, a member of the Audit Committee may not serve on the audit committees of more than two other public companies while they are serving on our Audit Committee. All of our directors are in compliance with this policy.

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Anti-Pledging/Hedging Policy. Our directors and executive officers, including our NEOs, are prohibited from pledging their shares of Lamb Weston stock or hedging their ownership of Lamb Weston stock, including by trading in publicly-traded options, puts, calls or other derivative instruments related to Lamb Weston stock or debt.

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Clawback Policy. We have a clawback policy that requires excess amounts paid to any of our executive officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2018 or later fiscal years, or the occurrence of a detrimental activity (as defined in the policy), in each case, due to the officer’s fraud or dishonesty.

Corporate Governance Materials
To learn more about our governance practices, you can access the following documents at https://investors.lambweston.com/corporate-governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.
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Corporate Governance Principles

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Board Committee Charters

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Code of Conduct

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Code of Ethics for Senior Corporate Financial Officers

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Procedures for bringing concerns or complaints to the attention of the Audit Committee

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Procedures for communicating with the Board, the Chairman of the Board, our non-management directors as a group or, if applicable, the Lead Director

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
Board Leadership Structure
Our current Board leadership structure consists of:
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separate Chairman and Chief Executive Officer roles;

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an independent Chairman;

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all independent directors, except the Chief Executive Officer;

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independent Board committees; and

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governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer
The Principles provide the Board flexibility in determining its leadership structure. Currently, W.G. Jurgensen serves as Chairman of our Board and Thomas Werner serves as our Chief Executive Officer. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time. With separate Chairman and Chief Executive Officer roles, our Chairman can lead the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the Company. Meanwhile, our Chief Executive Officer can focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. As described below, we believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership.
The Board periodically evaluates its leadership structure and determines the most appropriate leadership structure at that time. In considering which leadership structure will allow it to most effectively carry out its responsibilities and best represent stockholders’ interests, the Board takes into account various factors. Among them are our specific business needs, our operating and financial performance, industry conditions, economic and regulatory environments, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time and our corporate governance practices.
Director Independence
The Board has determined that nine of our ten current directors—Mses. Moddelmog and Sharpe and Messrs. Bensen, Blixt, Coviello, Hawaux, Jurgensen, Maurer and Niblock—have no material relationships with Lamb Weston and are independent within the meaning of applicable independence standards. Mr. Werner is not independent since he is a Lamb Weston employee. In addition, there is no family relationship between any director or executive officer of the Company.
The Principles require that a majority of the directors meet the NYSE independence standards. For a director to be considered independent, the Board must affirmatively determine, after reviewing all relevant information, that a director has no material relationship with Lamb Weston. In making its independence determinations, the Board has established categorical independence standards, including whether a director or a member of the director’s immediate family has any current or past employment or affiliation with Lamb Weston or the independent auditors. These standards are generally consistent with the NYSE’s independence standards and are included in the Principles.
In addition to satisfying our independence standards, each member of the Audit Committee of the Board must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an “affiliated person” of Lamb Weston. Each member of the Audit Committee satisfies this additional independence requirement.

Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Compensation Committee of the Board. These rules require consideration of the source of the Compensation Committee member’s compensation, including any consulting, advisory or other compensatory fees paid to the Compensation Committee member, and the Compensation Committee member’s affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the Compensation Committee satisfies these additional independence requirements.
Oversight of Risk Management
Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led Risk Oversight Committee, chaired by our Chief Financial Officer. The Board and its committees play an active role in overseeing management’s activities and ensuring that management’s plans are balanced from a risk/reward perspective. The Board and its committees perform this oversight through the following mechanisms:
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Board Discussion. Each fiscal year, one Board meeting is set aside for a discussion of our strategic plan, succession plans, enterprise risk management and the longer-term risks and opportunities we face. At other times of the year, the Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics, as well as succession planning matters. The Board also receives regular legal and regulatory updates. In addition, between regularly scheduled meetings, our Chief Executive Officer provides periodic updates on our business and conducts regular calls with the Chairman, as well as informal calls with individual directors. Other members of management also update the Board on a periodic basis between formal meetings.

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Audit Committee Oversight. Our Audit Committee provides oversight for management’s handling of our financial risks. The Audit Committee’s charter requires it to review our policies on risk assessment and risk management, which includes discussing our processes for identifying and managing enterprise-wide risks facing Lamb Weston, including, but not limited to, financial risks (such as derivative and treasury risks) and operational risks. The Audit Committee also oversees our management of financial risks by, among other things, reviewing our significant accounting policies and the activities of management’s Risk Oversight Committee, maintaining direct oversight of our internal audit function and holding regular executive sessions separately with our Chief Financial Officer, Controller, head of internal audit and independent auditors. Our management provides an enterprise risk management report to the Audit Committee annually. In addition, the Audit Committee reviews with our Chief Information Officer, at least annually, our global information technology structure and strategic efforts to protect, optimize and support the growth of the Company and an assessment of our cybersecurity risk management capabilities, including discussion on cybersecurity threats and vulnerability and actions to address these risks. The Audit Committee also receives regular updates on the design and implementation of our new enterprise resource planning system. The Chair of the Audit Committee reports to the full Board on its activities.

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Compensation Committee Oversight. The Compensation Committee reviews the Company’s leadership development activities to ensure appropriate succession planning occurs and reviews the relationship between the Company’s compensation programs and risks. The Compensation Committee also regularly reviews the Company’s human capital management, including talent acquisition, development, retention and diversity, equity and inclusion. The Chair of the Compensation Committee reports to the full Board on its activities.

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Governance Committee Oversight. The Governance Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks and key public affairs matters and oversees the Company’s policies and programs related to corporate environmental, social and governance (“ESG”) strategy. While the Board annually reviews the Company’s ESG report, the Governance Committee regularly reviews updates on the Company’s performance against its ESG strategy and ESG targets, which include carbon emissions and water stewardship. The Governance Committee also annually reviews updates on our charitable foundation, community involvement and government affairs matters. The Chair of the Governance Committee reports to the full Board on its activities.

Because issues related to risk oversight often overlap, certain issues may be addressed at both the committee and full Board level.
Meeting Attendance
We expect directors to attend all Board meetings, the Annual Meeting and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. The Board held five meetings in fiscal 2022. Each director attended at least 75% of all meetings of the Board and the committees on which he or she served during fiscal 2022. All directors attended our 2021 annual meeting of stockholders.
Code of Conduct and Code of Ethics for Senior Corporate Financial Officers
We have a written Code of Conduct that applies to members of our Board and employees. The Code of Conduct is designed to reinforce our commitment to high ethical standards and to promote:
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accountability and responsibility for making good decisions and for the outcomes of those decisions;

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responsibility to one another by treating all with dignity and respect;

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responsibility to the public and our stockholders by taking responsibility for our actions;

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responsibility to our business partners by treating our business partners as equals in the quest for high business conduct standards; and

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responsibility to governments and the law by complying with applicable legal and regulatory standards.

The Code of Conduct reflects our values and contains important rules our directors and employees must follow when conducting business. The Code of Conduct is part of our global compliance and integrity program that provides support and training throughout our Company and encourages reporting of wrongdoing by offering anonymous reporting options and a non-retaliation policy.
Additionally, we have a written Code of Ethics for Senior Corporate Financial Officers (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller, who are also subject to the provisions of our Code of Conduct. Under the Code of Ethics, these senior corporate officers are required to, among other matters:
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act with honesty and integrity;

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ethically handle any actual or apparent conflicts of interest between personal and professional relationships;

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disclose to the Audit Committee any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest;

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provide, or cause to be provided, full, fair, accurate, timely and understandable disclosure in reports and documents that Lamb Weston files with, or submits to, the SEC and in other public communications made by Lamb Weston;

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use, or cause to be used, all corporate assets entrusted to such officer in a responsible manner and in the best interests of Lamb Weston; and

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promptly report any violations of the Code of Ethics to the Audit Committee and promote the prompt reporting of violations of the Company’s Code of Conduct to the persons identified in that code.

We will disclose in the Corporate Governance section of our website any amendments to our Code of Conduct or Code of Ethics and any waiver granted to an executive officer or director under these codes.

Stakeholder Engagement and Communications with the Board
We engage with our stockholders throughout the year, seeking their input and views on various matters. Our efforts help ensure that management and the Board understand and consider the issues that matter most to our stockholders and allow us to effectively address them. During fiscal 2022 and thus far in fiscal 2023, management reached out to stockholders to discuss a variety of topics, including Lamb Weston’s business strategy, financial performance, executive compensation and ESG matters. These discussions were productive, and we appreciate that our stockholders took the time to share their perspectives and questions with us. Management also regularly attends investor conferences and holds one-on-one and group meetings and calls with investors. The Board values our stockholders’ perspectives, and the feedback we received during these conversations was shared with the Board, the Compensation Committee and the Governance Committee, and continues to inform our policies and practices.
In addition to our stockholders, we regularly engage with our employees, customers, growers, suppliers and communities where we do business. In fiscal 2022, we conducted a materiality assessment with the goals of identifying the most important ESG-related issues to our stakeholders, determining current gaps in our programs and gathering feedback on what we are doing well and where we have room to improve. Materiality survey participants included both internal and external stakeholders, such as our employees, directors, investors, customers, growers and suppliers. The results of the survey helped inform our annual ESG report, which we released in June 2022. The information in this report is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
Interested parties may communicate with the members of the Board, our non-management directors as a group or the Chairman of the Board by writing to: Lamb Weston Holdings, Inc. Board of Directors, c/o Corporate Secretary, Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. All communications will be reviewed by the Corporate Secretary, and by internal audit as appropriate, and be reported to the Chairman of the Board. However, the Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to Lamb Weston or our business or inappropriate communications.
Review of Transactions with Related Persons
The Board has adopted a written policy regarding the review, approval or ratification of  transactions with related persons, or “related party transactions.” A related party transaction is one in which Lamb Weston is a participant, the amount involved exceeds $120,000 and any “related party” has or will have a direct or indirect material interest. In general, “related parties” include our directors, executive officers and 5% stockholders and their immediate family members. Under this policy, all related party transactions must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management may enter into the related party transaction, but the transaction remains subject to ratification by the Audit Committee at its next regular in-person meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to Lamb Weston and the extent of the related party’s interest in the transaction. No director may participate in any approval of a related party transaction in which he or she is involved. The Audit Committee, on at least an annual basis, reviews and assesses any ongoing related party transactions to determine whether the relationships remain appropriate. The Audit Committee also reports its actions with respect to any related party transaction to the full Board.

BOARD COMMITTEES AND MEMBERSHIP
Committee Membership
The Board designates the committee members and chairs based on the Governance Committee’s recommendations. The Board has three standing committees: Audit, Compensation and Governance. The Board has a written charter for each committee. The charters set forth each committee’s roles and responsibilities. All committee charters are available on our website as discussed above under “Corporate Governance—Corporate Governance Materials.” The following table lists the current committee membership and the number of meetings held by each committee in fiscal 2022.
	Audit	Compensation	Governance
Peter J. Bensen	X
Charles A. Blixt		X	Chair
Robert J. Coviello		X	X
André J. Hawaux	X
W.G. Jurgensen*
Thomas P. Maurer	Chair
Hala G. Moddelmog		X	X
Robert A. Niblock	X
Maria Renna Sharpe		Chair	X
Meetings in FY 2022	8	5	3

*
Mr. Jurgensen serves as our Chairman of the Board and is an ex officio member of each committee.

Audit and Finance Committee
The Board established the Audit Committee in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The Audit Committee consists entirely of independent directors, and each director meets the independence requirements set forth in the listing standards of NYSE, Rule 10A-3 under the Exchange Act and the Audit Committee charter. The Board has determined that each Audit Committee member is “financially literate” within the meaning of NYSE rules and that Messrs. Bensen, Hawaux, Maurer and Niblock are “audit committee financial experts” within the meaning of SEC regulations. No Audit Committee member received any payments in fiscal 2022 from us other than compensation for service as a director.
Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, audits of our financial statements and the appointment and retention of our independent auditors. The Audit Committee, among other duties:
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oversees the integrity of our financial statements and financial reporting processes and reviews our annual and quarterly SEC filings and earnings releases;

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receives reports on critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes;

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reviews any critical audit matter identified in the independent auditor’s report;

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appoints and retains our independent auditor, reviews the independent auditor’s compensation, reviews the qualifications, independence and performance of the independent auditor and lead audit partner and pre-approves audit and non-audit services performed by the independent auditor;

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reviews and approves the appointment, replacement and compensation of our senior internal audit executive and oversees the performance of the senior internal audit executive and internal audit function;

•
reviews the Company’s policies on risk assessment and risk management and reports from management with respect to significant enterprise-wide risks facing the Company, including, but not limited to financial risks;

•
reviews our financial condition, including matters such as liquidity, debt levels, credit ratings and interest rate exposure, capital structure and long-term financing strategy;

•
reviews our dividend and share repurchase policies and capital expenditures;

•
reviews our information technology strategy and cybersecurity processes; and

•
reviews our compliance with legal and regulatory requirements and our codes of conduct and ethics programs.

The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive. Any person who has a complaint or concern about our accounting, internal accounting controls or auditing matters may communicate such complaints or concerns to the Audit Committee, which communications may be confidential or anonymous and may be submitted in writing to: Audit and Finance Committee, Lamb Weston Holdings, Inc., c/o Corporate Secretary, 599 S. Rivershore Lane, Eagle, Idaho 83616. All complaints and concerns will be reviewed by our head of internal audit, and by legal counsel and the Corporate Secretary, as appropriate. The status of all outstanding complaints or concerns will be reported at each meeting of the Audit Committee.

Audit and Finance Committee Report for the Year Ended May 29, 2022
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements and financial reporting processes of the Company, (2) the qualifications, independence and performance of the Company’s independent auditor and internal audit department and (3) compliance by the Company with legal and regulatory requirements, and the Company’s codes of conduct and ethics programs. The Audit Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.
Management has primary responsibility for Lamb Weston’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board.
The Audit Committee has sole authority to appoint, retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and other filings with the SEC. The Audit Committee reviews reports on various matters, including: (1) critical accounting policies of the Company; (2) any critical audit matter identified in the independent auditor’s report; (3) material written communications between the independent auditor and management; (4) the independent auditor’s internal quality-control procedures; (5) significant changes in the Company’s selection or application of accounting principles; and (6) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Audit Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit Committee in its functions.
During the last fiscal year, the Audit Committee met and held discussions with representatives of Lamb Weston’s management, its internal audit staff and KPMG LLP, Lamb Weston’s independent auditor. Representatives of financial management, the internal audit staff and the independent auditor have unrestricted access to the Audit Committee and regularly meet privately with the Audit Committee. The Audit Committee reviewed and discussed with Lamb Weston’s management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2022.
The Audit Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee, as well as by SEC regulations. The Audit Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG LLP’s independence from Lamb Weston, including those of the PCAOB. The Audit Committee also considered whether the provision of non-audit services provided by KPMG LLP to the Company during fiscal 2022 was compatible with the auditor’s independence.
Based on these reviews and discussions and the report of the independent auditor, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Lamb Weston’s Annual Report on Form 10-K for the fiscal year ended May 29, 2022, which was filed with the SEC on July 27, 2022.
Audit and Finance Committee:
Thomas P. Maurer, Chair
Peter J. Bensen
André J. Hawaux
Robert A. Niblock

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The requests detail the particular service or category of service that the independent auditor will perform, as well as pre-approved spending limits. The Audit Committee reviews these requests and advises management and the independent auditor if the Audit Committee pre-approves the engagement of the independent auditor for such projects and services. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or the Chair of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting. During fiscal 2022, the Audit Committee pre-approved all audit and non-audit services provided by the independent auditor. In addition, the Audit Committee has considered whether the services provided by KPMG LLP, other than audit services, are compatible with maintaining that firm’s independence and has concluded that KPMG LLP is independent.
Independent Auditors’ Fees
Aggregate fees for professional services rendered by our independent auditor, KPMG LLP, for fiscal years 2021 and 2022 are set forth in the table below.
	2022	2021
Audit Fees	$2,570,997	$2,228,000
Audit-Related Fees	—	—
Tax Fees	229,000	57,251
All Other Fees	—	126,304
Total	$2,799,997	$2,411,555

•
“Audit Fees” include (a) the audit of our consolidated financial statements, including statutory audits of the financial statements of our affiliates and (b) the reviews of our unaudited consolidated interim financial statements (quarterly financial statements).

•
“Audit-Related Fees” include professional services in connection with certain transactions.

•
“Tax Fees” include tax consultation and tax compliance services.

•
“All Other Fees” include real-time system implementation assessment services.

•
All fees above include out-of-pocket expenses.

Compensation and Human Capital Committee
Compensation Committee Interlocks and Insider Participation
The Board has determined that all of the directors who served on the Compensation Committee during fiscal 2022 are independent within the meaning of the NYSE listing standards. No member of the Compensation Committee is a current, or during fiscal 2022 was a former, officer or employee of Lamb Weston or any of our subsidiaries. During fiscal 2022, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions (for a description of our policy on related party transactions, see “Corporate Governance—Review of Transactions with Related Persons” in this Proxy Statement). During fiscal 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Responsibilities
The Compensation Committee’s responsibilities are more fully described in our Compensation Committee charter, and include, among other duties:
•
establishing and overseeing implementation of a total rewards philosophy for our executive officers;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, together with the other independent directors, at least annually evaluating the Chief Executive Officer’s performance in light of these goals and objectives;

•
reviewing and approving all compensation of our executive officers and equity awards of all officers subject to Section 16 of the Exchange Act;

•
approving all grants of equity-based awards and determining the terms and conditions of those awards;

•
reviewing directly, or with the full Board, succession plans for all executive officer positions;

•
reviewing and overseeing matters related to human capital management, including, talent acquisition, development, retention, and diversity, equity and inclusion;

•
reviewing whether the Company’s compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risks and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the Company;

•
establishing and monitoring compliance with stock ownership guidelines for our executive officers;

•
reviewing and approving the implementation and execution of the Company’s clawback policy that allows Lamb Weston to recoup compensation paid to executive officers;

•
reviewing and recommending to the Board compensation of non-employee directors, including stock ownership guidelines; and

•
retaining and terminating consultants or outside advisors for the Compensation Committee and approving any such consultant’s or advisor’s fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors.

The Compensation Committee may delegate its responsibilities to subcommittees comprised of one or more committee members or to selected members of management, subject to requirements of our bylaws and applicable laws, regulations and the terms of our stock plan.
Compensation Consultant to the Committee
The Compensation Committee retains an independent compensation consultant to assist it in evaluating executive compensation programs and advise it regarding the amount and form of executive and director compensation. It uses a consultant to provide additional assurance that our executive and director compensation programs are reasonable, competitive and consistent with our objectives.
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant. During fiscal 2022, F.W. Cook provided the Compensation Committee advice and services, including:
•
regularly participating in Compensation Committee meetings including executive sessions that exclude management;

•
consulting with the Compensation Committee Chair and being available to consult with other committee members between committee meetings;

•
providing competitive market information for executive positions and evaluating how the compensation we pay the NEOs (as described under “Compensation Discussion and Analysis”) relates both to Lamb Weston’s performance and to how the competitive market compensates executives;

•
analyzing “best practices” and providing advice about the design of the annual and long-term incentive plans, including selecting performance metrics;

•
advising on the composition of competitive market information for benchmarking pay and performance;

•
updating the Compensation Committee on executive compensation trends, issues and regulatory developments; and

•
assessing and recommending non-employee director compensation.

For the year ended May 29, 2022, F.W. Cook provided no services to Lamb Weston other than consulting services to the Compensation Committee regarding executive and non-employee director compensation.
At least annually, the Compensation Committee reviews the current engagements and the objectivity and independence of the advice that F.W. Cook provides to it on executive and non-employee director compensation.
The Compensation Committee considered the specific independence factors adopted by the SEC and NYSE and determined that F.W. Cook is independent and F.W. Cook’s work did not raise any conflicts of interest.
Analysis of Risk in the Compensation Architecture
In 2022, the Compensation Committee evaluated whether our compensation designs, policies and practices operate to discourage our executive officers and other employees from taking unnecessary or excessive risks. As described under “Compensation Discussion and Analysis,” we design our compensation to incent executives and other employees to achieve the Company’s financial and strategic goals that promote long-term stockholder returns. Our compensation design does not encourage our executives and other employees to take excessive risks for short-term benefits that may harm the Company and our stockholders in the long-term. The Compensation Committee uses various strategies to mitigate risk, including:
•
using both short-term and long-term incentive compensation so that executives do not focus solely on short-term performance;

•
weighting executive compensation heavily toward long-term incentives to encourage sustainable stockholder value and accountability for long-term results;

•
using multiple relevant performance measures in our incentive plan designs, so that executives do not place undue importance on one measure which could distort the results that we want to incent;

•
capping the amount of incentives that may be awarded or granted;

•
retaining discretion to reduce incentive awards based on unforeseen or unintended consequences and clawback compensation in specified circumstances;

•
requiring our top executives to hold a significant amount of their compensation in common stock and prohibiting them from hedging, pledging or engaging in short sales of their common stock;

•
not using employment contracts; and

•
not paying severance benefits on change of control events unless the affected executive is first involuntarily terminated without cause or terminates due to good reason.

F.W. Cook also reviewed the Compensation Committee’s risk analysis, including the underlying procedures, and confirmed the Compensation Committee’s conclusion below.
In light of these analyses, the Compensation Committee believes that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Lamb Weston.

Nominating and Corporate Governance Committee
The Board has determined that all of the Governance Committee members are independent within the meaning of the NYSE listing standards. The Governance Committee’s charter sets out its responsibilities. Among its responsibilities are:
•
identifying qualified candidates for membership on the Board;

•
proposing a slate of directors for election by the stockholders at each annual meeting;

•
proposing to the Board candidates to fill vacancies;

•
considering and making recommendations to the Board concerning the appropriate size, functions and policies of the Board;

•
recommending to the Board the structure, size, membership and functions of the various committees of the Board;

•
recommending to the Board corporate governance principles for the Company;

•
assessing the independence of Board members;

•
overseeing the annual evaluation of the Board; and

•
overseeing the Company’s ESG strategy.

The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee will consider any candidate a stockholder properly presents for election to the Board in accordance with the procedures set forth in our bylaws. The Governance Committee uses the same criteria to evaluate a candidate suggested by a stockholder as the Governance Committee uses to evaluate a candidate it identifies, which are described above under “Item 1. Election of Directors—Director Nomination and Qualification,” and makes a recommendation to the Board regarding the candidate’s appointment or nomination for election to the Board. After the Board’s consideration of the candidate suggested by a stockholder, our Corporate Secretary will notify that stockholder whether the Board decided to appoint or nominate the candidate. For a description of how stockholders may nominate a candidate for the Governance Committee to consider for election to the Board at an annual meeting, see “2023 Annual Meeting of Stockholders” in this Proxy Statement.
If a potential candidate is identified, the Governance Committee will determine whether to conduct a full evaluation of the candidate. This determination is based on whether additional Board members are necessary or desirable. It is also based on whether, in light of the information provided or otherwise available to the Governance Committee, the prospective nominee is likely to satisfy the director qualifications and other factors described above under “Item 1. Election of Directors—Director Nomination and Qualification.” If the Governance Committee determines that additional consideration is warranted, it may request a third party search firm or other third party to gather additional information about the prospective nominee. The Governance Committee may also elect to interview a candidate. After completing its evaluation process, the Governance Committee makes a recommendation to the full Board.

NON-EMPLOYEE DIRECTOR COMPENSATION
We use a combination of cash and equity-based incentive compensation to attract and retain highly qualified non-employee directors who will best represent our stockholders’ interests. With its independent compensation consultant’s assistance, the Compensation Committee annually benchmarks director compensation against an industry peer group and general industry data and considers the appropriateness of the form and amount of director compensation and the time commitment and skill level required to serve on the Board. The Compensation Committee recommends the non-employee director compensation program to the full Board for approval.
In addition, our 2016 Stock Plan limits the maximum fair market value of stock awards to be granted to a non-employee director, taken together with any cash fees payable to him or her, at $600,000 in any fiscal year. All stock awards made in fiscal 2022 to non-employee directors were significantly below this amount. See “—2022 Non-Employee Director Compensation Table” below for specific values.
A Lamb Weston employee who also serves as a director does not receive any additional compensation for serving as a director. Currently, Thomas Werner, our President and Chief Executive Officer, is the only director who is an employee. Compensation information for Mr. Werner is included under “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement.
Summary of 2022 Compensation Elements
The table below summarizes the cash and equity compensation elements in place for our non-employee directors during fiscal 2022.
Annual Compensation Elements(1)	Amount ($)
Board Retainer	100,000
Chairman Retainer	150,000(2)
Audit Committee Chair Retainer	25,000
Compensation Committee Chair Retainer	20,000
Governance Committee Chair Retainer	15,000
Equity Grant Value	155,000

(1)
If the Board appoints a non-employee director during the year (i.e., other than at the annual meeting of stockholders), we pay that director prorated compensation for the balance of the year. We prorate cash compensation based on the actual number of days of service and the annual equity grant value based on the number of months remaining until the next annual equity grant.

(2)
Starting in fiscal 2023, the Chairman retainer will be paid in the form of stock options, granted at the same time as the directors’ annual stock award.

We pay our non-employee directors their cash retainers quarterly. Non-employee directors can defer all or a portion of their cash retainers into an interest bearing account, Lamb Weston common stock account or other investments that track investments that are permitted by Lamb Weston’s Employee Benefits Investment Committee pursuant to the Lamb Weston Directors’ Deferred Compensation Plan. This program does not provide above-market earnings (as defined by SEC rules).
Non-employee directors also receive an annual stock award in the form of restricted stock units (“RSUs”). The number of RSUs granted to each director is determined by dividing the annual equity grant value ($155,000) by the closing stock price of our common stock on the NYSE on the date of grant, rounded down to the nearest share. The RSUs vest on the earlier of the next annual meeting of stockholders or the one year anniversary of the date of grant, subject to continued service until the vesting date. Dividend equivalents accrue on the RSUs at the regular common stock dividend rate in additional RSUs. Non-employee directors may also defer receipt of their stock compensation under the Lamb Weston Directors’ Deferred Compensation Plan.

Director Stock Ownership Requirements
To further align our non-employee directors’ and our stockholders’ interests, the Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors are expected to hold shares of Lamb Weston common stock in an amount equal to five times the annual Board retainer (currently $500,000). All directors must acquire this ownership level within five years after joining the Board. Directors may not sell Lamb Weston common stock until such time as the director has achieved the retention amount (except to satisfy applicable tax obligations). If a director holds the retention amount, the director may elect to sell any shares above that amount upon vesting. If a director departs from the Board, the director may not sell the retention amount until six months after his or her date of departure from the Board. All of our current directors who have served for five years or more meet the stock ownership requirements.
2022 Non-Employee Director Compensation Table
The table below presents information regarding the compensation and stock awards that we have paid or granted to our non-employee directors during fiscal 2022.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Peter J. Bensen	100,000	154,946	—	254,946
Charles A. Blixt	115,000	154,946	—	269,946
Robert J. Coviello	100,000	154,946	—	254,946
André J. Hawaux	100,000	154,946	—	254,946
W.G. Jurgensen	250,000	154,946	—	404,946
Thomas P. Maurer	125,000	154,946	—	279,946
Hala G. Moddelmog	100,000	154,946	—	254,946
Robert A. Niblock	100,000	154,946	—	254,946
Maria Renna Sharpe	120,000	154,946	—	274,946

(1)
Includes all retainer fees paid or deferred pursuant to the Lamb Weston Directors’ Deferred Compensation Plan.

(2)
The amounts shown in this column represent the full grant date fair value of the RSU awards granted in fiscal 2022 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of Lamb Weston shares on the grant date. The following table shows the aggregate number of outstanding RSUs held by each non-employee director as of fiscal year-end, May 29, 2022:

Name	Outstanding RSUs(a) (#)
Peter J. Bensen	2,831
Charles A. Blixt	2,831
Robert J. Coviello	2,831
André J. Hawaux	2,831
W.G. Jurgensen	2,831
Thomas P. Maurer	2,831
Hala G. Moddelmog	2,831
Robert A. Niblock	2,831
Maria Renna Sharpe	2,831

(a)
Includes additional RSUs accrued through a dividend reinvestment feature.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for fiscal 2022 and our executive compensation philosophies and objectives.
For fiscal 2022, our named executive officers (“NEOs”) were:
Name	Title
Thomas P. Werner	President and Chief Executive Officer
Bernadette M. Madarieta	Senior Vice President and Chief Financial Officer
Michael J. Smith	Senior Vice President and General Manager of Foodservice, Retail, Marketing and Innovation
Sharon L. Miller	Senior Vice President and General Manager, Global Business Unit
Eryk J. Spytek	Senior Vice President, General Counsel and Chief Compliance Officer
Robert M. McNutt1	Former Senior Vice President and Chief Financial Officer
This CD&A is organized into the following sections:
Overview	• Fiscal 2022 Business Highlights
• Fiscal 2022 Compensation Highlights
• Our Executive Compensation Program, Philosophies and Objectives
• Our Executive Compensation Practices
• 2021 Say-on-Pay Vote
What We Pay and Why	• Fiscal 2022 Executive Compensation
• Alignment of Executive Compensation Program with Performance
• Base Salary
• Annual Cash Incentive Compensation (Annual Incentive Plan)
• Long-Term Incentive Compensation (Long-Term Incentive Plan)
• Other Elements of our Fiscal 2022 Executive Compensation Program
• Fiscal 2023 Executive Compensation Decisions
• One-time Equity Award
How We Make Executive Compensation Decisions	• Role of the Board, Compensation Committee and our Executive Officers
• Guidance from Independent Compensation Consultant
• Inputs to Setting Compensation Opportunity

1
Robert McNutt retired as our Senior Vice President and Chief Financial Officer, effective August 6, 2021. Bernadette Madarieta became our Senior Vice President and Chief Financial Officer, effective upon Mr. McNutt’s retirement.

Overview
Lamb Weston, along with our joint venture partners, is a leading global producer, distributor and marketer of value-added frozen potato products. We, along with our joint venture partners, are the number one supplier of value-added frozen potato products in North America. We, along with our joint venture partners, are also a leading supplier of value-added frozen potato products internationally, with a strong and growing presence in high-growth emerging markets. We, along with our joint venture partners, offer a broad product portfolio to a diverse channel and customer base in over 100 countries.
Fiscal 2022 Business Highlights
In fiscal 2022, we delivered a solid financial and operating performance in a highly challenging environment that was characterized by severe input and transportation cost inflation, higher raw potato costs due to the impact of extreme summer heat that negatively affected the yield and quality of potato crops in the Pacific Northwest in fall 2021, constraints in logistics networks, and the ongoing effect of the global COVID-19 pandemic on our employees and consumer demand. The strategies employed by our executive leadership team offset some, but not all, of these costs and operating headwinds through a combination of executing pricing actions, improved product and customer mix, and supply chain productivity and other cost mitigation initiatives. The following describes our fiscal 2022 performance, as compared to fiscal 2021.
•
Net sales increased 12%, driven primarily by pricing actions across each of our business segments to offset inflation, as well as favorable product and customer mix. Sales volumes in the United States increased as restaurant traffic and consumer demand improved from levels that were negatively impacted by government-imposed social restrictions to reduce the spread of COVID-19 during fiscal 2021. The increase in U.S. sales volumes was partially offset by a decline in international sales volumes due to constraints in global shipping networks.

•
Adjusted EBITDA including joint ventures2 declined 3%. While our pricing actions, mix improvement and productivity savings offset inflation and manufacturing cost inefficiencies, we incurred higher selling, general and administrative expenses, driven largely by higher employee-related and information technology infrastructure expenses.

•
Cash flow from operations declined 24%, as a result of increased working capital and lower earnings.

During fiscal 2022, we remained confident in the long-term health and growth prospects for the global frozen potato category and our company, and continued to be committed to executing our strategies, investing in our people and operations, and supporting our customers. These investments included:
•
Completion of a chopped and formed production line in American Falls, Idaho.

•
Breaking ground for the expansion and modernization of our American Falls, Idaho processing facility and for the construction of a greenfield french fry facility in Ulanqab, Inner Mongolia China.

•
Completing the design work for the second phase of our new enterprise resource planning system.

•
Driving our “Win as 1” lean manufacturing initiative across our global supply chain.

2
Adjusted EBITDA including unconsolidated joint ventures is a non-GAAP financial measure. See the discussion of non-GAAP financial measures and the reconciliation to net income in Appendix A of this Proxy Statement.

Fiscal 2022 Compensation Highlights
Our Compensation Committee reviews our executive compensation programs and Company performance to ensure earned awards are linked to Company performance. The near-term effects of a challenging operating environment continued to negatively impact operations for Lamb Weston, as well as disrupt business for many of our suppliers and customers throughout fiscal 2022.
As described in more detail below, the fiscal 2022 incentive plan financial targets were established at the start of the Company’s fiscal 2022, based on assumptions of underlying market conditions that were made to the best of the Company’s ability in a time of continued uncertainty. To address the uncertain market and related challenges of establishing both short- and long-term financial targets, while continuing to incentivize performance during a volatile and stressful performance period, the Compensation Committee maintained the temporarily broadened minimum and maximum performance goal levels as a percentage of the target achievement level that were introduced in fiscal 2021 for each of the financial targets under the fiscal 2022 incentive plans. Additionally, the Compensation Committee continued with the temporary change made in fiscal 2021 to the Long-Term Incentive Plan design for Performance Share Award (“PSA”) grants in fiscal 2022 to be a one-year performance period using the same performance goals as, and align award achievement with, the fiscal 2022 Annual Incentive Plan (“AIP”) performance achievement level. In maintaining these temporary changes, and consistent with its actions in fiscal 2021, the Compensation Committee acknowledged that the overarching objective to align earned awards with Company performance had not changed. Accordingly, the Compensation Committee determined it would perform a qualitative review of incentive plan financial performance at the end of the performance period, and where appropriate, exercise its authorized discretion to adjust award achievement levels to ensure alignment with the Company’s overall performance. As described below, for the fiscal 2023 incentive plans, the Compensation Committee has reinstated a three-year long-term PSA financial performance period, including establising financial metric targets to drive gross profit margin back to pre-pandemic levels.
As discussed above, the fiscal 2022 AIP financial targets (which were also used for the fiscal 2022 PSA awards) were established in a time of uncertainty, using underlying market conditions assumptions. These assumptions took into consideration business information, stockholder expectations and pandemic recovery forecasts available at that time, but as described above, were subject to a continuing volatile and challenging operating environment. As it intended, the Compensation Committee performed a qualitative review of fiscal 2022 performance results, taking into consideration information known at the end of the performance period, and determined whether or not the preliminary earned awards were aligned with underlying Company performance.
For the fiscal 2022 AIP, fiscal 2022 PSA, and fiscal 2020 PSA year three performance achievement, the Compensation Committee exercised its authorized discretion and adjusted financial performance results to (i) exclude the impact of the extreme summer heat in the U.S. Pacific Northwest (and resulting poor potato crop yield and quality) and (ii) remove the benefit of unusually large realized gains resulting from commodity hedging activity. Below is a summary of the fiscal 2022 earned award achievement certified by the Compensation Committee (reflecting the adjustment described above):
•
Fiscal 2022 AIP performance achievement at 83% of fiscal year target opportunity.

•
Fiscal 2022 PSA performance achievement at 83% of fiscal year target, subject to additional two years of service-based vesting requirements, with units ultimately vesting on the 3rd anniversary of the grant date in early fiscal year 2025.

•
Fiscal 2020-2022 PSA year three sub-period performance achievement at 100% of target opportunity; averaging this against the year one and year two sub-period achievement levels resulted in a final overall approved award at 67% of target.

As illustrated in the charts below, the majority of our fiscal 2022 executive compensation opportunities for our NEOs was variable and linked to financial goals.
CEO
Fiscal 2022 Total Compensation at Target Pay Mix
NEOs (Excluding CEO)
Average Fiscal 2022 Total Compensation at Target Pay Mix

For the fiscal 2023 compensation decisions, the Compensation Committee reinstated a three-year long-term PSA financial performance period, placing an equal weighting between Relative Total Shareholder Return against the S&P 500 Packaged Foods and Meats peer companies and Compounded Annual Growth Rate for Adjusted EBITDA including unconsolidated joint ventures. In making these changes, the Compensation Committee reduced the amount of incentive metric overlap between the short- and long-term incentive plan design.
Our Executive Compensation Program, Philosophies and Objectives
Our Compensation Committee and management believe that compensation is an important tool to recruit, retain and motivate the executives whom we rely on for current and future success.
Our compensation program is designed to accomplish the following:
•
align executives’ interests with stockholders’ interests;

•
encourage achievement of strategic objectives and creation of stockholder value;

•
provide opportunities that integrate pay with annual and long-term performance;

•
maintain a compensation program that provides a competitive total opportunity;

•
recruit, retain and motivate talented executives who drive our success;

•
manage cost and share dilution; and

•
ensure compensation plans do not encourage inappropriate risk taking.

The Compensation Committee seeks to target total executive compensation opportunities at levels consistent with those of similarly sized companies in the consumer packaged goods industry. The current NEOs’ compensation is weighted towards programs contingent upon our annual and long-term performance and incorporates multiple vesting periods to strengthen the long-term focus and stockholder linkage and promote behavior consistent with our long-term strategic plan.

Our Executive Compensation Practices
The Compensation Committee reviews our executive compensation program on an ongoing basis to evaluate whether it supports our Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
What We Do
✓	Rely on a mix of financial goals to prevent over-emphasis on any single metric.
✓	Place a significant portion of pay at risk.
✓	Require stock ownership and share retention requirements for our executive officers and non-employee directors.
✓	Require both a change of control and termination of employment for accelerated equity vesting to occur in connection with a change of control (i.e., double-trigger).
✓	Maintain a clawback policy that requires the forfeiture or recoupment of awards for our executive officers under our incentive plans in the event of detrimental conduct by the executive officer or a material restatement of our financial statements resulting from the fraudulent or dishonest actions of the executive officer.
✓	Use a range of strong processes and controls, including Compensation Committee and Board oversight, in our compensation practices.
✓	Use an independent compensation consultant who performs no other work for the Company.
✓	Pay incentive compensation to our NEOs only after our financial results are complete and the Compensation Committee has certified our performance results.
What We Don’t Do
×	No director or executive officer may pledge or hedge ownership of our stock.
×	No individual employment agreements or severance agreements with our executive officers.
×	No excessive perquisites are provided to our directors or executive officers.
×	No re-pricing of options without stockholder approval and no backdating of options.
×	No change of control agreements have excise tax “gross-up” protection.
×	No compensation programs that encourage unreasonable risk taking will be implemented.
×	No member of management is involved in decisions regarding their own compensation.

2021 Say-on-Pay Vote
We engage with our stockholders throughout the year, seeking their input and views on various matters, including Lamb Weston’s business strategy, financial performance, executive compensation and environmental, social and governance matters. See “Corporate Governance—Stakeholder Engagement and Communications with the Board” for a discussion of our engagement with stockholders.
At our 2021 annual meeting of stockholders, approximately 95% of the votes cast on our 2021 advisory “say-on-pay” proposal were cast FOR our executive compensation program. The Compensation Committee reviewed these results, as well as the input and feedback that we received from our stockholders during our ongoing stockholder engagement efforts, and determined the Company’s executive compensation philosophies and program are appropriate and aligned with stockholders’ interests. As a result, we made no material changes to our executive compensation program directly in response to the 2021 stockholder advisory say-on-pay vote. As described above under “—Overview—Fiscal 2022 Compensation Highlights,” the Compensation Committee extended the temporary changes it made to our executive compensation program design directly in response to the continued challenging operating environment that significantly impacted our business operations. However, for the fiscal 2023 incentive plans, the Compensation Committee has reinstated a three-year, long-term PSA financial performance period and has re-evaluated the appropriate financial metric targets to drive gross profit margin back to pre-pandemic levels.

What We Pay and Why
Fiscal 2022 Executive Compensation
Leading into fiscal 2022, the Compensation Committee considered the appropriateness of our executive compensation program relative to our executive compensation philosophy as described above under “— Overview—Our Executive Compensation Program, Philosophies and Objectives” while also taking into account the challenges of setting short- and long-term financial targets in the persisting COVID-19 pandemic environment. The Compensation Committee approved a fiscal 2022 compensation program that consisted of the following key components:
Elements	Description of Element (e.g., Fixed or Variable)	Objective
Base Salary	Fixed compensation component
•
Reflects the individual role and responsibilities, performance, and experience of each NEO and importance of the role for our Company

•
Provides an annual fixed base level of cash compensation for fulfillment of job responsibilities

Annual Incentive Plan (AIP)	Performance-based cash compensation
•
Payout determined based on Company performance against pre-established metrics

•
Drives executive performance by aligning compensation to achievement of annual financial targets that are linked to our long-term strategy

Long-Term Incentive Plan (“LTIP”)
Performance-based and at-risk, time-vested equity compensation
•
Delivered in the form of PSAs and restricted stock units (“RSUs”)

•
PSAs represent 60% of LTIP opportunity

◦
Three-year cliff vest

◦
Number of shares received will range from 0% to 200% of the target units granted based on fiscal 2022 Company performance against pre-established metrics

•
RSUs represent 40% of LTIP opportunity

◦
Three-year cliff vest

•
Share-based awards are intended to align the interest of NEOs and stockholders

•
Three-year cliff vest drives executive focus on sustained long-term growth and profitability, thereby fostering long-term value creation for our stockholders

Change of Control Severance Benefits	Severance protection upon terminations without cause or for good reason in connection with a change in control	• Provide our NEOs with income protection; support our executive retention goals; and encourage our NEOs’ independence and objectivity in considering potential change in control transactions

Alignment of Executive Compensation Program with Performance
Consistent with our executive compensation philosophy as described above under “—Overview—Our Executive Compensation Program, Philosophies and Objectives,” our executive compensation program is designed to promote sustained long-term profitability and stockholder value creation. Pay elements and performance measures are selected based on our belief that they provide competitive levels of pay and are based on the fundamental financial measures of successful company performance and long-term value creation. By tying a significant portion of our NEOs’ compensation to these fundamental financial measures, we believe it aligns the Company’s short- and long-term objectives with long-term stockholder value creation.
In determining the fiscal 2022 mix of compensation elements and executive compensation levels for each NEO, the Compensation Committee evaluated the following items:
•
each NEO’s performance, experience and importance of the role;

•
competitive market information for similar positions;

•
Company performance and strategy;

•
executive compensation program practices at peer companies; and

•
input from the Compensation Committee’s independent compensation consultant.

In determining changes to the compensation opportunity for our NEOs, the Compensation Committee noted that the total target compensation levels for Thomas Werner, Michael Smith, Sharon Miller and Eryk Spytek were all meaningfully below the competitive market median for similar positions in our peer group, which is described in more detail below, and had lagged the market median by up to 20% since the Company’s spin-off from Conagra in 2016. Additionally, Mr. Werner and the other NEOs had exhibited strong leadership and taken appropriate actions to successfully navigate a challenging operating environment driven by the global pandemic and related government imposed restrictions’ impact on consumer demand, global suppy chain challenges, inflationary pressures and a highly competitive labor market. As such, the Compensation Committee determined a market adjustment for fiscal 2022 was appropriate.
Base Salary
For fiscal 2022, the Compensation Committee increased the base salaries for Messrs. Werner, Smith and Spytek and Ms. Miller to be more market competitive. The annual base salaries for our NEOs for fiscal 2021 and 2022 are shown in the table below.
Named Executive Officer	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary(1)
Thomas P. Werner	$1,000,000	$1,100,000
Bernadette M. Madarieta(2)	$362,323	$570,000(2)
Michael J. Smith	$600,000	$675,000
Sharon L. Miller	$530,000	$580,000
Eryk J. Spytek	$500,000	$530,000
Robert M. McNutt(3)	$570,000	$570,000

(1)
Salary changes were effective July 21, 2021 for all NEOs other than Ms. Madarieta.

(2)
Ms. Madarieta’s salary change was effective August 6, 2021 in connection with her promotion to Chief Financial Officer.

(3)
Mr. McNutt retired from the Company on August 6, 2021.

Annual Cash Incentive Compensation (Annual Incentive Plan)
All NEOs participated in our fiscal 2022 Annual Incentive Plan, which aligns annual cash compensation with achievement of the financial goals shown below. For fiscal 2022, the Compensation Committee once again approved three annual incentive financial measures for alignment with the Company’s annual financial objectives. The Compensation Committee believes these three financial measures (net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures) have historically provided a balanced overall incentive to driving achievement of the Company’s strategic objectives. Further, the Compensation Committee believes all NEOs participating in the Annual Incentive Plan should be tied to the same metrics and financial targets to promote a focused view on overall Company results. Appendix A to this Proxy Statement provides a reconciliation of Adjusted EBITDA including unconsolidated joint ventures, a non-GAAP financial measure, to net income.
Fiscal 2022 Annual Incentive Plan Award Opportunity and Results
Financial Metric (dollars in millions)	Weight	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)	Adjusted Results	Approved, Adjusted Payout %
Net sales	25%	$3,726	$3,922	$4,118	$4,160	200%
Cash flow from operating activities	25%	$472	$590	$708	$437	0%
Adjusted EBITDA including unconsolidated joint ventures	50%	$667	$834	$1,001	$742	66%
Final Approved Payout as a Percentage of Target Award Opportunity: 83%
As described above under “—Overview—Fiscal 2022 Compensation Highlights,” the Compensation Committee established financial metric targets based on the best business information and pandemic recovery forecasts available to the Company at the beginning of fiscal 2022, during a volatile and challenging operating environment. To address uncertainty in the market and related challenges of establishing both short- and long-term financial targets, the Compensation Committee continued with the temporarily broadened minimum and maximum performance goal levels as a percentage of the target achievement level for each of financial targets it had made under the fiscal 2021 incentive plans (lowering the minimum performance level from 97.5% to 95% of the target performance goal and raising the maximum performance level from 103% to 105% of the target performance goal for net sales; similarly, the minimum performance level was lowered from 92% to 80% and the maximum performance level was raised from 110% to 120% of the target performance goal for cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures) for the fiscal 2022 incentive plans.
After taking into account reported results for the full fiscal 2022 year and before the adjustments described below, we achieved net sales of  $4.099 billion, versus a full year target of $3.922 billion; cash flow from operating activities of $418 million, versus a full year target of  $590 million; and Adjusted EBITDA including unconsolidated joint ventures of  $726 million, versus a full year target of $834 million, for Annual Incentive Plan award payout purposes.
However, after (i) completing a qualitative review and recognizing the below target performance was partially driven by the severe high temperatures impacting the crop yield and quality, (ii) recognizing the actions members of management did take that were within their control to mitigate revenue and profitably losses due to the poor crop yield and quality such as portfolio optimization, including SKU reductions, and partnering with customers on product specification changes to maximize potato utilization, and (iii) taking into account the Compensation Committee’s decision in fiscal 2021 to exercise negative discretion with respect to fiscal 2021 results to exclude the faster than anticipated pandemic recovery and easing of government-imposed restrictions, the Compensation Committee elected to remove the poor crop impact on the fiscal 2022 Annual Incentive Plan financial results. The Compensation Committee also determined to remove the benefit of unusually large realized gains resulting from commodity hedging activity. These adjustments resulted in an adjusted award achievement as a percentage of target opportunity at 83%, which was the approved payout percentage. The adjusted results for the financial metrics are shown in the “Fiscal 2022 Annual Incentive Plan Award Opportunity and Results” table above.
The adjustments considered and described above are consistent with pre-defined allowable adjustments the Compensation Committee has introduced with the fiscal 2023 incentive plan decisions. Both our Annual Incentive Plan and Long-Term Incentive Plan are generally designed to incentivize management and other employees by tying payout to specific Company performance results, including by use of the following metrics in fiscal 2023: (i) Adjusted EBITDA including unconsolidated joint ventures, (ii) Adjusted Gross Margin Percentage and (iii) Net Sales. However, in order to be consistent with the Company’s public filings, account for material unplanned events and prevent unusual gains and losses from significantly impacting incentive payouts, either negatively or positively, in a way that is not indicative of underlying business performance, the Compensation Committee approved certain pre-determined adjustments with respect to the three performance measures listed above. These adjustments include, but are not limited to, the following types of unplanned events:
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restructuring charges;

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expenses associated with M&A and integration related activities;

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material changes in business, operations, corporate or capital structure;

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impairments on intangible assets;

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results of discontinued operations;

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foreign exchange or hedge-related gains and losses;

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non-operating/non-cash gains and losses;

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litigation or claim adjudication, judgments, or settlements;

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adjustments to prior tax year liabilities;

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cumulative effects of accounting charges; and

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extraordinary, unforeseeable events, such as natural disasters or the impact of social or political unrest outside of management’s control.

The Company believes approval of these types of adjustments will allow our management and other employees to focus on the fundamentals of the Company’s underlying business performance without concern about the potential impact of unplanned or unusual gains or losses on incentive award payouts.
In July 2021, for fiscal 2022, the Compensation Committee increased the target Annual Incentive Plan award opportunity for Messrs. Werner, Smith, and Spytek and Ms. Miller to be more market competitive. The target award opportunity and earned amounts after the adjustments described above under our Annual Incentive Plan for our NEOs for fiscal 2022 are shown in the table below.
NEO	AIP Target as % of Salary	Fiscal 2022 AIP Target Award(1)	Fiscal 2022 AIP Payout %
Thomas P. Werner(2)	150% of salary	$1,583,016	83%
Bernadette M. Madarieta(3)	100% of salary	$482,004	83%
Michael J. Smith(2)	100% of salary	$645,711	83%
Sharon L. Miller(2)	100% of salary	$556,831	83%
Eryk J. Spytek(2)	80% of salary	$413,219	83%
Robert M. McNutt(4)	n/a	n/a	n/a

(1)
Target dollar award is prorated to reflect changes in base salary and changes in the Annual Incentive Plan target.

(2)
The AIP target for Mr. Werner increased from 120% to 150%; the AIP targets for Mr. Smith and Ms. Miller increased from 80% to 100%; and the AIP target for Mr. Spytek increased from 70% to 80%. All of these AIP target increases were effective July 21, 2021.

(3)
Ms. Madarieta’s AIP target was established in connection with her promotion to Chief Financial Officer effective August 6, 2021.

(4)
Mr. McNutt retired from the Company on August 6, 2021.

Long-Term Incentive Compensation (Long-Term Incentive Plan)
The Compensation Committee believes in aligning our NEOs’ interests with those of our stockholders. The significant extent to which equity was included in our NEOs’ compensation opportunities evidences this belief. All NEOs participated in our fiscal 2022 LTIP, which aligns long-term compensation with the achievement of pre-determined financial goals. For fiscal 2022, 60% of the long-term program was comprised of PSAs with 3-year cliff vesting for all NEOs to further support a pay-for-performance culture and alignment with long-term stockholder value creation.
For all NEOs, the regular fiscal 2022 LTIP awards were comprised of a mix of PSAs and RSUs, with a heavier emphasis placed on PSAs as shown in the chart below.
Restricted Stock Units.   RSUs are designed to provide an incentive for executive officers to enhance stockholder value. All of the NEOs’ RSUs granted in fiscal 2022 will vest in full on the third anniversary of the date of grant. Dividend equivalents are accrued on the RSUs at the regular dividend rate in additional RSUs and are subject to the same time-vesting restrictions as the underlying RSUs.
Performance Share Awards.   While we had moved to a three-year performance period for our PSA financial metrics in fiscal 2020, for fiscal 2022 the Compensation Committee elected to continue with the temporary application of the one-year PSA performance structure used in fiscal 2021 due to the continued challenges in setting long-term financial targets in a volatile and challenging operating environment resulting from the COVID-19 pandemic and related government-imposed restrictions, global supply chain challenges, and inflationary pressures not experienced since the early 1980s. As described above under “—Overview—Fiscal 2022 Compensation Highlights,” the Compensation Committee reinstated a three-year long-term PSA financial performance period with the fiscal 2023 incentive plans, including re-evaluating the appropriate financial metric targets to drive gross profit margin back to pre-pandemic levels. Consistent with the fiscal 2021 PSAs, the fiscal 2022 PSA financial metrics are based on a one-year performance period and are aligned with our fiscal 2022 AIP metrics and achievement level and vest on the third anniversary of the grant date. The actual number of fiscal 2022 PSAs each NEO earned (as a percentage of target) was based on the achievement of net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance goals in fiscal 2022. Any performance shares so earned will vest on the third anniversary of the grant date, subject to continued service through such date. Dividend equivalents are paid on the portion of the performance shares actually earned at the regular dividend rate in shares of our common stock and are subject to the same time-vesting restrictions as the underlying PSAs.

In July 2021, for fiscal year 2022, the Compensation Committee increased the target LTIP compensation opportunities for Messrs. Werner, Smith and Spytek and Ms. Miller to be more aligned with the competitive market. The target LTIP compensation opportunity and the target number of annual RSUs and PSAs granted to our current NEOs during fiscal 2022 are shown below.
Named Executive Officer	Fiscal 2022 LTIP Target	Award Type	Fiscal 2022 Target	Fiscal 2022 Target Units
Thomas P. Werner	$5,250,000	PSA	$3,150,000	46,840
		RSU	$2,100,000	31,226
Bernadette M. Madarieta(1)	$1,140,000	PSA	$684,000	10,171
		RSU	$456,000	6,780
Michael J. Smith	$1,350,000	PSA	$810,000	12,044
		RSU	$540,000	8,029
Sharon L. Miller	$1,160,000	PSA	$696,000	10,349
		RSU	$464,000	6,899
Eryk J. Spytek	$900,000	PSA	$540,000	8,029
		RSU	$360,000	5,353

(1)
Ms. Madarieta’s LTIP target was established in connection with her promotion to Chief Financial Officer effective August 6, 2021.

In addition to the regular PSA and RSU awards under the LTIP set forth in the chart above, Mr. Spytek was granted a supplemental award of 13,131 RSUs on January 10, 2022 in recognition of his leadership in connection with certain HR, ESG and pandemic related initiatives and for retention purposes. In fiscal 2022, Mr. Spytek assumed temporary leadership of, and responsibility for, our human resources function, following the departure of our former Chief Human Resources Officer. Mr. Spytek served in this role, in addition to his current role and responsibilities as General Counsel, for over six months. Mr. Spytek also ensured a smooth transition when our new Chief Human Resources Officer joined the Company in January 2022. Mr. Spytek did not receive any other additional compensation for serving in the dual roles. The supplemental RSU award generally vests in full on the third anniversary of the grant date.
Outstanding Performance Share Awards
Fiscal 2022-2024 PSAs.   As described above, the fiscal 2022 PSA financial metrics are based on a one-year performance period and are aligned with our fiscal 2022 AIP metrics and achievement level and vest on the third anniversary of the grant date. The actual number of fiscal 2022 PSAs each NEO earned (as a percentage of target) was based on the achievement of net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance goals in fiscal 2022. The actual number of fiscal 2022 PSAs achieved (reflecting applicable adjustments) as compared to target is shown below.

Named Executive Officer	Fiscal 2022 Target PSA Value	Fiscal 2022 Target PSAs	Fiscal 2022 Performance	Actual PSAs Conditionally Earned(1)
Thomas P. Werner	$3,150,000	46,840	83%	38,877
Bernadette M. Madarieta	$684,000	10,171	83%	8,441
Michael J. Smith	$810,000	12,044	83%	9,996
Sharon L. Miller	$696,000	10,349	83%	8,589
Eryk J. Spytek	$540,000	8,029	83%	6,664

(1)
Subject to continued service through vesting date. Excludes dividend equivalents.

In July 2022, and as described above under “—What We Pay and Why—Annual Cash Incentive Compensation (Annual Incentive Plan),” after taking into account our fiscal 2022 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance goals under the fiscal 2022 AIP, the Compensation Committee approved adjustments to remove the impact of extreme summer heat in the U.S. Pacific Northwest and related exceptionally poor crop impacting financial results, as well as to remove the benefit of unusually large realized gains resulting from commodity hedging activity, to determine that each NEO had achieved 83% of the target number of performance shares for the fiscal 2022 performance period. The earned performance shares remain subject to service-based vesting and will cliff vest in full on the third anniversary of the grant date.
Fiscal 2021-2023 PSAs.   As previously disclosed, the fiscal 2021 PSAs were earned at 100% of target based on fiscal 2021 performance and remain subject to the service-based vesting requirement for the two years following the performance period.
Fiscal 2020-2022 PSAs.   As discussed above, the fiscal 2020 PSAs reflect a three-year financial performance period. The fiscal 2020 PSAs were designed to represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set three-year compounded annual growth (“CAGR”) targets for net sales and Adjusted EBITDA including unconsolidated joint ventures, with each financial metric being equally weighted. At the beginning of the three-year performance period (which was several months prior to the start of the pandemic), the threshold, target and maximum annual net sales and Adjusted EBITDA including unconsolidated joint ventures growth rates were set by the Compensation Committee for the entire three-year performance period. The threshold, target and maximum net sales and Adjusted EBITDA including unconsolidated joint ventures growth goals for each of the three years in the performance period are determined as percentage increase or decrease over the actual results from the prior year. As a result, achieving the three-year CAGR goal levels during the second and third year of the performance period requires sustained growth over the three-year period. Achievement is measured in annual sub-periods by comparing year-over-year growth against the three-year CAGR targets, and then the average achievement across the three-year performance period is used in determining the number of PSAs earned. Dividend equivalents are accrued on the portion of the performance shares actually earned at the regular dividend rate in additional performance shares and are subject to the same time and performance vesting restrictions as the underlying PSAs.
The three-year CAGR targets were intended to be challenging and appropriately incentivize management to continue to grow net sales and Adjusted EBITDA including unconsolidated joint ventures. Targets were set based on the proposed business plan, and a rigorous process was undertaken to determine the range of performance for each measure. The Compensation Committee relies upon its experience and business judgment in establishing goals and believes they are set at levels that require strong performance for a target payout and exceptional performance for maximum payout. The three-year CAGR targets and related award payout opportunities for our PSAs are disclosed below.

Fiscal 2020 PSA CAGR Targets
Financial Metric	Weight	Minimum (25% payout)	Target (100% payout)	Maximum (200% payout)
Net Sales CAGR	50%	1.0%	3.5%	8.0%
Adjusted EBITDA including unconsolidated joint ventures CAGR	50%	2.0%	6.0%	10.0%
For the third and final year (“Year 3”) year-over-year growth results, net sales increased by 11.7% and Adjusted EBITDA including unconsolidated joint ventures decreased by 2.8% for PSA award achievement purposes. This resulted in a weighted average achievement for Year 3 at 100% of target award opportunity driven primarily by a recovery in net sales to pre-pandemic levels that was offset by margin pressures due to a challenging operating environment, including but not limited to persistence of global supply chain challenges, the rise in inflation at levels not experienced since the 1980s, and the extreme summer heat in the U.S. Pacific Northwest severely impacting last summer’s potato crop. As discussed in further detail above under “—What We Pay and Why—Annual Cash Incentive Compensation (Annual Incentive Plan),” the Compensation Committee determined the Year 3 financial results should be adjusted to remove the poor crop impact and to remove the benefit of unusually large realized gains resulting from commodity hedging activity. As a result, the Compensation Committee certified the achievement level for Year 3 at 100%. This achievement level for Year 3 when averaged with the previously approved achievement levels of Year 1 and Year 2 results in an overall final number of units earned as a percentage of target units at 67%. This final approved overall achievement level, as well as the actual number of shares earned for each of our NEOs, is shown below.
Fiscal 2020 PSA Sub-periods	Growth Period	Approved Achievement Level
Year 1	Fiscal 2019 – Fiscal 2020	100%
Year 2	Fiscal 2020 – Fiscal 2021	0%
Year 3	Fiscal 2021 – Fiscal 2022	100%
Final 3-Year Average of Approved Achievement Levels		67%

NEO	Fiscal 2020 PSAs Granted(1)	Fiscal 2020 PSAs Achievement %	Actual Fiscal 2020 PSAs Earned(1)
Thomas P. Werner	37,311	67%	24,998
Bernadette M. Madarieta	1,184	67%	793
Michael J. Smith	8,395	67%	5,624
Sharon L. Miller	7,106	67%	4,761
Eryk J. Spytek	6,218	67%	4,166
Robert M. McNutt(2)	9,771	67%	4,741

(1)
Excludes dividend equivalents.

(2)
Mr. McNutt retired from the Company on August 6, 2021. The number of PSAs earned has been prorated for service provided during the performance period.

Other Elements of Our Fiscal 2022 Executive Compensation Program
Health and Welfare Benefits.   We offer a package of core employee benefits to each of our NEOs. With respect to health and welfare benefits, we offer health, dental and vision coverage and life and disability insurance. With respect to retirement benefits, we maintain a qualified 401(k) retirement plan (with a company match on employee contributions) in which our NEOs are entitled to participate on the same terms as our other employees. We also have a relocation policy that provides benefits to employees who are required to relocate in connection with their employment.
Our NEOs are also eligible to participate in a voluntary deferred compensation plan. The voluntary deferred compensation plan permits us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”) under our qualified 401(k) retirement plan and permits our NEOs to save for retirement in a tax-efficient way at a minimal administrative cost to us. The voluntary deferred compensation plan allows our NEOs to defer up to 50% of base salary and 90% of annual cash incentive compensation. Participants in the voluntary deferred compensation plan are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.
We include contributions made to our NEOs’ 401(k) plan and voluntary deferred compensation accounts in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2022” under “Executive Compensation Tables” below.
Executive Change of Control Severance Plan.   Each of our current NEOs participates in our Executive Change of Control Severance Plan (the “COC Plan”), which provides certain “double trigger” benefits in the event of a qualifying termination of employment in connection with a change of control, as more fully described under the section entitled “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control.” We believe the COC Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control of the Company in which they believe they may lose their jobs. We believe providing the COC Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the COC Plan are generally comparable with severance packages offered to executive officers by the companies in our compensation peer group.
Stock Ownership Guidelines and Retention Requirements.   The Compensation Committee has adopted stock ownership guidelines applicable to each member of our executive leadership team, including our NEOs. The Compensation Committee adopted these guidelines because it believes that stock ownership promotes alignment with our stockholders’ interests. Our executive leadership team is expected to reach their respective ownership requirement within five years after appointment to the executive leadership team. Shares of our common stock acquired through open market purchases or through our non-qualified deferred compensation plan, as well as equity awards, are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. Executive officers are required to retain 75% of net shares acquired upon vesting of equity awards until the applicable stock ownership guideline is met. The following table reflects stock ownership guidelines as of May 29, 2022 for each of our current NEOs. See “Information on Stock Ownership” below for information about such NEOs’ stock ownership.
Named Executive Officer	Stock Ownership Guideline (as % of Base Salary)	Status as of 5/29/2022
Thomas P. Werner	500%	Exceeds Requirement
Bernadette M. Madarieta	200%	Exceeds Requirement
Michael J. Smith	200%	Exceeds Requirement
Sharon L. Miller	200%	Exceeds Requirement
Eryk J. Spytek	200%	Exceeds Requirement
Clawback Policy; Hedging and Pledging.   If we are required to prepare an accounting restatement due to fraud or dishonesty or if the Compensation Committee determines that an executive officer, including each of our NEOs, has engaged in certain conduct that is detrimental to us, the Compensation Committee may take action to recoup incentive awards and equity gains on awards granted to such executive officer. This right to recoup expires unless such determination is made by the Board within three years following the payment of the award.
Our Insider Trading Policy prohibits our directors and all of our employees, including our executive officers, from (i) engaging in transactions involving our derivative securities, short-selling or certain hedging transactions that create an actual or potential bet against us (i.e., making money when our stock price declines)—including, but not limited to, trading in Lamb Weston-based option contracts (for example, buying and/or writing puts and calls or transacting in straddles), and (ii) from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.
Fiscal 2023 Executive Compensation Decisions
At its July 2022 meeting, the Compensation Committee established the annual and long-term incentive plans for fiscal 2023. The Compensation Committee again focused on setting challenging and rigorous performance targets in a continued volatile operating environment.
For the fiscal 2023 Annual Incentive Plan, the Compensation Committee replaced the cash flow from operating activities metric with a gross margin metric in recognition of the importance of returning margins to pre-pandemic levels. The relative metric weightings with respect to Net Sales and Adjusted EBITDA including unconsolidated joint ventures remained unchanged (Net Sales—25%, Adjusted Gross Margin—25%, Adjusted EBITDA including unconsolidated joint ventures—50%).
For the fiscal 2023 LTIP, as intended, the Compensation Committee returned to a 3-year performance period for the fiscal 2023 PSAs. These PSAs are equally weighted between Relative Total Shareholder Return against the S&P 500 Packaged Foods and Meats peer companies and Compounded Annual Growth Rate targets for Adjusted EBITDA including unconsolidated joint ventures. Long-term growth in our Adjusted EBITDA including unconsolidated joint ventures continues to be the primary driver of value creation to our stockholders.
The Compensation Committee also left target compensation levels for our NEOs unchanged from fiscal 2022. The table below reflects the target compensation for fiscal 2023.
Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2023 AIP Target as % of Salary	Fiscal 2023 LTI Target	Fiscal 2023 Total Target Direct Compensation
Thomas P. Werner	$1,100,000	150%	$5,250,000	$8,000,000
Bernadette M. Madarieta	$570,000	100%	$1,140,000	$2,280,000
Michael J. Smith	$675,000	100%	$1,350,000	$2,700,000
Sharon L. Miller	$580,000	100%	$1,160,000	$2,320,000
Eryk J. Spytek	$530,000	80%	$900,000	$1,854,000

One-time Equity Award
As previously disclosed in our Current Report on Form 8-K filing on July 26, 2022, the Compensation Committee approved one-time equity awards of performance-based units and stock options to certain executive officers of the Company, including the Company’s NEOs, as part of the Board’s executive retention program and to further incentivize management to enhance stockholder value over the long-term. In consideration of these factors, the Compensation Commitee approved this one-time performance-based equity and stock option grant, intending to strike an appropriate balance between providing a meaningful long-term retention incentive for our NEOs and providing rigorous performance thresholds to drive long-term value creation for stockholders. This one-time award is not part of fiscal 2023 compensation and will not be awarded on a regularly recurring basis.
The tables below outline the design of this one-time equity award, including details on the performance required to realize compensation by our NEOs, and the target award values made to our current NEOs. The target award value is distributed equally between a one-time stock option grant and a one-time leveraged performance unit (“LPUs”) grant. Our NEOs will realize compensation from the LPUs only to the extent our stock price increases by the end of a 3-year performance period, thereby enhancing stockholder value.

Design Element	50% Stock Options	50% LPUs
Award Decription	• Traditional stock options with exercise price equal to closing stock price on grant date
•
Performance share award tied to stock price appreciation with higher leverage than our normal PSAs in the regular long-term incentive plan; per below, can earn up to 300% of target shares for realizing stock price appreciation and value creation for stockholders

Performance- Based Vesting
•
The Compensation Committee believes stock options are performance based

•
Stock options vest and become exercisable in annual traunches, with 33%, 33% and 34%, respectively, of the stock options vesting on each of the first three anniversaries of the grant date

•
Performance-based vesting tied to stock price appreciation. The percentage of LPUs that vest, if share price performance falls between the Minimum and Maximum thresholds above, will be linearly interpolated

•
Stock price appreciation will be based on the difference between the closing price of Lamb Weston common stock on the LPU date of grant and the 20 trading-day average closing price of Lamb Weston common stock on and including the last trading day in the Company’s 2025 fiscal year

•
The market value realized upon vesting after the 3-year performance period, pending certification of results by the Compensation Committee, is capped at 8x the original target dollar value of the award

Performance Period	• The stock options will have a 7-year life from the grant date, after which the stock options will automatically expire and will no longer be exercisable	• Start of fiscal 2023 through the end of fiscal 2025 (i.e., 3 years)
Form of Settlement	• Upon exercise, shares of Lamb Weston common stock will be issued from the Lamb Weston Holdings, Inc. 2016 Stock Plan, in an amount equal to the number of stock options exercised
•
Any amounts earned under these LPUs are settled 100% in shares of Lamb Weston common stock that will be delivered at the end of the 3-year performance period, pending performance certification by the Compensation Committee at its first regularly scheduled meeting following the end of the performance period

Named Executive Officer	One-time Equity Award Grant Date Target Value	50% Delivered in Stock Options	50% Delivered in LPUs
Thomas P. Werner	$10,500,000	$5,250,000	$5,250,000
Bernadette M. Madarieta	$2,280,000	$1,140,000	$1,140,000
Michael J. Smith	$2,700,000	$1,350,000	$1,350,000
Sharon L. Miller	$2,320,000	$1,160,000	$1,160,000
Eryk J. Spytek	$1,800,000	$900,000	$900,000
How We Make Executive Compensation Decisions
Role of the Board, Compensation Committee and our Executive Officers
The Compensation Committee is charged with designing and approving our executive compensation program and setting compensation opportunities for NEOs. In setting the compensation of the Chief Executive Officer, the Compensation Committee takes into account the Board’s review of the Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and recommendations on their compensation.
Guidance from Independent Compensation Consultant
The Compensation Committee engages Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent compensation consultant, to assist in benchmarking compensation for the NEOs. In addition, with the assistance of F.W. Cook, the Compensation Committee undertook a risk review of our compensation programs for all employees. The Committee reviewed F.W. Cook’s independence under SEC and NYSE rules and determined there was no conflict of interest. Please see “Board Committees and Membership—Compensation and Human Capital Committee—Compensation Consultant to the Committee” above for further detail about the Compensation Committee’s engagement of F.W. Cook.
Inputs to Setting Compensation Opportunity
The Compensation Committee takes into consideration several factors when determining the compensation opportunity for the NEOs, including each NEO’s individual performance, experience, importance of the role, and internal and competitive market data. The Compensation Committee generally targets the median of available peer group proxy data, or general industry survey data where proxy data is not readily available, for our NEOs’ base salaries, annual incentive opportunities, long-term incentive opportunities and total direct compensation level. On average, the NEOs’ target total direct compensation levels for fiscal 2022, despite increases made at the start of fiscal 2022, continued to be near or below the lower end of the competitive range (i.e., +/- 15%) of the peer group median levels for comparable positions.
During fiscal 2022, the Compensation Committee, with support from F.W. Cook, reviewed the peer group to ensure continued appropriateness for Lamb Weston using the following selection criteria:
•
similar size based on revenue, enterprise value and market capitalization;

•
similar industry and/or business characteristics; and

•
competitors for executive talent.

Based on the review of the peer group, the Compensation Committee determined the existing peer group established in fiscal 2020 was still appropriate and no additions or removals were warranted for fiscal 2022.
Fiscal 2022 Peer Group
• B&G Foods, Inc. • Campbell Soup Company • Conagra Brands, Inc. • Flowers Foods, Inc.	• Hormel Foods Corporation • McCormick & Company, Incorporated • Post Holdings, Inc. • Sanderson Farms, Inc.	• The Hain Celestial Group, Inc. • The Hershey Company • The J. M. Smucker Company • TreeHouse Foods, Inc.

Compensation and Human Capital Committee Report for the Year Ended May 29, 2022
The Compensation Committee oversees our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in the Proxy Statement to be filed with the SEC in connection with our Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended May 29, 2022, which was filed with the SEC on July 27, 2022.
Compensation and Human Capital Committee: Maria Renna Sharpe, Chair Charles A. Blixt Robert J. Coviello Hala G. Moddelmog

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table—Fiscal 2022
The table below presents compensation information paid to or earned by our NEOs under our compensation programs during fiscal 2022 and, as applicable, during fiscal 2020 and fiscal 2021.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas P. Werner, President and Chief Executive Officer	2022	1,085,770	—	5,249,938	—	1,313,903	—	208,502	7,858,113
	2021	1,000,000	—	4,016,587	—	1,200,000	2,644	188,150	6,407,381
	2020	1,019,231	—	4,199,973	—	1,177,615	15,082	247,141	6,659,042
Bernadette M. Madariata,(1) Senior Vice President and Chief Financial Officer	2022	530,861	—	1,139,954	—	400,064	—	64,082	2,134,961

Michael J. Smith, Senior Vice President and General Manager of Foodservice, Retail, Marketing and Innovation	2022	664,327	—	1,349,909	—	535,940	—	93,282	2,643,458
	2021	600,000	—	903,692	—	480,000	—	86,907	2,070,599
	2020	593,750	—	944,951	—	447,949	—	89,685	2,076,335
Sharon L. Miller, Senior Vice President and General Manager, Global Business Unit	2022	572,885	—	1,159,927	—	462,170	—	89,720	2,284,702
	2021	530,000	—	765,034	—	424,000	—	83,911	1,802,945
	2020	532,366	—	799,875	—	402,340	—	95,556	1,830,137
Eryk J. Spytek Senior Vice President, General Counsel and Chief Compliance Officer	2022	525,731	—	1,799,937	—	342,972	—	44,433	2,713,073
	2021	500,000	—	669,359	—	350,000	—	42,260	1,561,619
	2020	503,212	—	699,916	—	338,663	—	49,406	1,591,197
Robert M. McNutt,(1) Former Senior Vice President and Chief Financial Officer	2022	109,621	—	—	—	—	—	35,402	145,023
	2021	570,000	—	1,051,876	—	456,000	—	91,245	2,169,121
	2020	576,692	—	1,099,888	—	443,830	—	114,301	2,234,711

(1)
Mr. McNutt retired as our Senior Vice President and Chief Financial Officer, effective August 6, 2021. Ms. Madarieta became our Senior Vice President and Chief Financial Officer, effective upon Mr. McNutt’s retirement.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards (RSUs and PSAs) granted during the reported fiscal years. The amounts included with respect to the PSAs for fiscal 2022 are reported at the target performance level based on the probable outcome of the performance conditions. The table below shows the breakout of the grant date fair value between RSUs and PSAs for fiscal 2022. For the PSAs awarded to the NEOs in fiscal 2022, the table below includes both the probable outcome of the relevant performance conditions as of the grant date and the value of the award assuming maximum performance. Assumptions used in the calculation of these amounts are included in Note 10 to the consolidated financial statements contained in Lamb Weston’s Annual Report on Form 10-K for the 2022 fiscal year, filed with the SEC on July 27, 2022. Mr. Syptek’s total includes a one-time RSU grant of $900,000 to recognize his interim role as Chief Human Resources Officer in addition to his current role.

NEO	Grant Date Fair Value of Fiscal 2022 RSUs ($)	Grant Date Fair Value of Fiscal 2022 PSAs at Probable (Target) Performance Level ($)	Value of 2022 PSAs at Maximum Performance Level ($)
Thomas P. Werner	2,099,948	3,149,990	6,299,980
Bernadette M. Madarieta	455,955	683,999	1,367,998
Michael J. Smith	539,950	809,959	1,619,918
Sharon L. Miller	463,957	695,970	1,391,940
Eryk J. Spytek	1,259,987	539,950	1,079,900

(3)
Reflects awards earned under our AIP, which are paid in July of the following fiscal year. A description of the fiscal 2022 AIP is included in “Compensation Discussion and Analysis” above.

(4)
The measurement date for the pension value for fiscal 2022 was May 29, 2022. Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plans. For fiscal 2022, the aggregate change in the actuarial present value of a frozen non-qualified pension for Mr. Werner from Conagra of which the liability for the plan was transferred to Lamb Weston as part of the separation rather than non-qualified deferred compensation earnings was negative (-$13,892). None of the other NEOs participate in the pension plans.

(5)
The amounts shown in the “All Other Compensation” column for fiscal 2022 include the following:

NEO	Company Contribution to 401(k) Plan ($)	Company Contribution to Non-Qualified Deferred Compensation Plan ($)	Other(a)	Total ($)
Thomas P. Werner	18,227	175,812	14,463	208,502
Bernadette M. Madarieta	34,008	30,074	—	64,082
Michael J. Smith	19,248	74,034	—	93,282
Sharon L. Miller	28,004	61,716	—	89,720
Eryk J. Spytek	27,242	17,191	—	44,433
Robert M. McNutt	4,396	31,006	—	35,402

(a)
In connection with a family emergency, the Company paid for a one-time charter aircraft for Mr. Werner with a cost of $14,463.

Grants of Plan-Based Awards—Fiscal 2022
The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2022 to our NEOs. Mr. McNutt did not receive any fiscal 2022 plan-based awards as he retired from the Company in August 2021. Please refer to “Compensation Discussion and Analysis” above for further information about these grants.
Name	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas P. Werner	7/21/2021	7/29/2021				—	—	—	31,226			2,099,948
	7/21/2021	7/29/2021				—	46,840	93,680	—			3,149,990
	7/21/2021	—	—	1,583,016	3,166,032
Bernadette M Madarieta	7/21/2021	7/29/2021				—	—	—	6,780			455,955
	7/21/2021	7/29/2021				—	10,171	20,342	—			683,999
	7/21/2021	—	—	482,004	964,008
Michael J. Smith	7/21/2021	7/29/2021				—	—	—	8,029			539,950
	7/21/2021	7/29/2021				—	12,044	24,088	—			809,959
	7/21/2021	—	—	645,711	1,291,422
Sharon L. Miller	7/21/2021	7/29/2021				—	—	—	6,899			463,957
	7/21/2021	7/29/2021				—	10,349	20,698	—			695,970
	7/21/2021	—	—	556,831	1,113,662
Eryk J. Spytek	7/21/2021	7/29/2021				—	—	—	5,353			359,989
	7/21/2021	7/29/2021				—	8,029	16,058	—			539,950
	7/21/2021	—	—	413,219	826,438
	12/16/2021	1/10/2022							13,131			899,998

(1)
Represents cash award opportunities for fiscal 2022 under the AIP for each of our NEOs. Actual cash awards paid to the NEOs for fiscal 2022 are reported in the “Summary Compensation Table — Fiscal 2022” under the “Non-Equity Incentive Plan Compensation” column. A description of the fiscal 2022 AIP is included in “Compensation Discussion and Analysis” above.

(2)
Amounts reflect the Lamb Weston PSAs granted for each of our NEOs under the Lamb Weston long-term incentive program for the fiscal 2022 to 2024 performance cycle. A description of these PSAs is included in “Compensation Discussion and Analysis” above.

(3)
The amounts shown reflect the fair value on the date of grant of RSUs and PSAs granted in fiscal 2022, computed in accordance with FASB ASC Topic 718. The grant date fair value of Lamb Weston PSAs is based on the probable outcome of the relevant performance conditions as of the grant date (also computed in accordance with FASB ASC Topic 718). Dividend equivalents accrue on the RSUs and PSAs, based on normal dividend rates, and are payable in stock only if the related RSUs vest and on PSAs only if actually earned based on certification of performance and vesting.
Outstanding Equity Awards at Fiscal Year-End—Fiscal 2022
The following table lists all Lamb Weston stock options, RSUs and PSAs outstanding as of May 29, 2022 for each of our NEOs.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Thomas P. Werner	7/11/2016	61,259	—	$30.68	7/10/2026	—	—	—	—
	12/14/2016	72,546	—	$35.15	12/13/2026	—	—	—	—
	7/30/2019	—	—	—	—	24,915(4)	1,694,003	—	—
	7/30/2020	—	—	—	—	26,096(4)	1,774,269	—	—
	7/29/2021	—	—	—	—	31,611(4)	2,149,217	—	—
	7/30/2019	—	—	—	—	—	—	25,903	1,761,134
	9/23/2020	—	—	—	—	38,907(5)	2,645,261	—	—
	7/29/2021	—	—	—	—	39,356(6)	2,675,832	—	—
Bernadette M. Madarieta	7/30/2019	—	—	—	—	1,840(4)	125,119	—	—
	7/30/2020	—	—	—	—	1,901(4)	129,244	—	—
	7/29/2021	—	—	—	—	6,864(4)	466,652	—	—
	7/30/2019	—	—	—	—	—	—	822	55,887
	9/23/2020	—	—	—	—	1,263(5)	85,870	—	—
	7/29/2021	—	—	—	—	8,546(6)	581,039	—	—
Michael J. Smith	7/30/2019	—	—	—	—	5,798(4)	394,238	—	—
	7/30/2020	—	—	—	—	5,990(4)	407,242	—	—
	7/29/2021	—	—	—	—	8,128(4)	552,618	—	—
	7/30/2019	—	—	—	—	—	—	5,828	396,256
	9/23/2020	—	—	—	—	8,951(5)	608,586	—	—
	7/29/2021	—	—	—	—	10,120(6)	688,038	—	—
Sharon L. Miller	7/30/2019	—	—	—	—	4,743(4)	322,456	—	—
	7/30/2020	—	—	—	—	4,970(4)	337,917	—	—
	7/29/2021	—	—	—	—	6,984(4)	474,843	—	—
	7/30/2019	—	—	—	—	—	—	4,933	335,414
	9/23/2020	—	—	—	—	7,411(5)	503,885	—	—
	7/29/2021	—	—	—	—	8,696(6)	591,208	—	—
Eryk J. Spytek	7/30/2019	—	—	—	—	4,295(4)	292,015	—	—
	7/30/2020	—	—	—	—	4,436(4)	301,617	—	—
	7/29/2021	—	—	—	—	5,419(4)	368,435	—	—
	1/10/2022	—	—	—	—	13,186(4)	896,547	—	—
	7/30/2019	—	—	—	—	—	—	4,317	293,499
	9/23/2020	—	—	—	—	6,630(5)	450,799	—	—
	7/29/2021	—	—	—	—	6,746(6)	458,673	—	—
Robert M. McNutt	7/30/2019	—	—	—	—	—	—	4,956	336,973
	9/23/2020	—	—	—	—	3,546(5)	241,068	—	—

(1)
All stock options were granted with an exercise price equal to the closing market price of common stock of Conagra or Lamb Weston, as applicable, on the NYSE on the date of grant.

(2)
The market value of unvested or unearned Lamb Weston RSUs and PSAs is calculated using $67.99 per share, which was the closing market price of Lamb Weston common stock on the NYSE on May 27, 2022, the last trading day of fiscal 2022. Market value in this column includes fractional shares related to dividend equivalents that are not reflected in the number of shares due to rounding.

(3)
Reflects the number of Lamb Weston shares under Lamb Weston PSAs for the fiscal 2020 to 2022 performance cycle, plus accrued dividend equivalents that were pending financial performance certification by the Compensation Committee. In July 2022, after taking into account our fiscal 2022 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures targets, the Compensation Committee determined that each NEO had achieved 67% of the target number of performance shares for the fiscal 2020 to 2022 performance period. The PSAs vested on July 20, 2022 upon the Compensation Committee’s certification of final results.

(4)
The RSUs vest in full on the third anniversary of the date of grant.

(5)
Reflects the number of Lamb Weston shares that remain subject to time-based vesting under Lamb Weston PSAs for the fiscal

2021 to 2023 performance cycle, based on fiscal 2021 performance, plus accrued dividend equivalents. In July 2021, after taking into account our fiscal 2021 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures targets, the Compensation Committee determined that each NEO had achieved 100% of the target number of performance shares for the fiscal 2021 performance period. The earned performance shares remain subject to time-based vesting and vest in full on the third anniversary of the date of approval, July 30, 2020.
(6)
Reflects the number of Lamb Weston shares that remain subject to time-based vesting under Lamb Weston PSAs for the fiscal 2022 to 2024 performance cycle, based on fiscal 2022 performance, plus accrued dividend equivalents. In July 2022, after taking into account our fiscal 2022 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures targets, the Compensation Committee determined that each NEO had achieved 83% of the target number of performance shares for the fiscal 2022 performance period. The earned performance shares remain subject to time-based vesting and vest in full on the third anniversary of the date of grant.

Option Exercises and Stock Vested—Fiscal 2022
The following table summarizes the stock options, RSUs and/or PSAs held by our NEOs that were exercised or settled during fiscal 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Thomas P. Werner	69,382	2,854,695	111,923	7,016,704
Bernadette M. Madarieta	—	—	3,678	241,976
Michael J. Smith	—	—	18,131	1,192,838
Sharon L. Miller	—	—	14,855	964,359
Eryk J. Spytek	—	—	13,111	862,573
Robert M. McNutt	—	—	27,005	1,771,807

(1)
Represents RSUs and PSAs that vested and were paid in Lamb Weston shares, including dividend equivalents on earned shares paid in additional shares of Lamb Weston common stock. Mr. Werner’s amounts also reflect the cancellation on November 8, 2021 of 344 RSUs and related dividend equivalent shares granted on July 30, 2019, 523 RSUs and related dividend equivalent shares granted on July 30, 2020 and 875 PSAs and related dividend equivalent shares granted on September 23, 2020 with an aggregate value of $101,262 as of November 8, 2021 for the payment of FICA related taxes due in the year relating to Mr. Werner’s early retirement eligibility on the unvested stock awards. Ms. Miller’s amounts also reflect the cancellation on November 8, 2021 of 165 RSUs and related dividend equivalent shares granted on July 30, 2019, 100 RSUs and related dividend equivalent shares granted on July 30, 2020 and 166 PSAs and related dividend equivalent shares granted on September 23, 2020 with an aggregate value of $25,054 as of November 8, 2021 for the payment of FICA related taxes due in the year relating to Ms. Miller’s early retirement eligibility on the unvested stock awards.

Pension Benefits—Fiscal 2022
Lamb Weston does not maintain any active defined benefit pension plans for its executive officers. However, prior to the separation, Mr. Werner participated in Conagra’s frozen supplemental retirement plan (the “Non-Qualified Pension”) of which the liability was transferred to Lamb Weston in connection with the separation. Going forward, our NEOs will not accrue benefits under the Non-Qualified Pension.
Pension Benefits—Fiscal 2022
The present value of accumulated benefit reported in the table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the frozen Non-Qualified Pension plan’s measurement date of May 29, 2022. None of our NEOs other than Mr. Werner participate in a pension plan.

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)
Thomas P. Werner	Non-Qualified Pension	17.7	59,100
Bernadette M. Madarieta	—	—	—
Michael J. Smith	—	—	—
Sharon L. Miller	—	—	—
Eryk J. Spytek	—	—	—
Robert M. McNutt	—	—	—

(1)
Non-Qualified Pension refers to the ConAgra Foods, Inc. Nonqualified Pension Plan. There were no plan payments for fiscal 2022.

(2)
The number of years of credited service is calculated as of May 29, 2022, which is the pension plan measurement date used for Lamb Weston’s financial statement reporting purposes.

(3)
The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in Note 9 to the consolidated financial statements contained in the Annual Report on Form 10-K.

Non-Qualified Deferred Compensation—Fiscal 2022
The table following this summary shows the non-qualified deferred compensation activity for each of our NEOs during fiscal 2022. The amounts shown include amounts deferred under Lamb Weston’s Voluntary Deferred Compensation Plan (the “LW Voluntary Deferred Comp Plan”), which allows key employees, including our NEOs, to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts include an interest bearing account, a Lamb Weston stock account and other investment options that mirror those available under our qualified 401(k) plan. The Lamb Weston stock account includes a dividend reinvestment feature that converts dividends paid by Lamb Weston into additional shares of Lamb Weston. Amounts deferred into the Lamb Weston stock account, together with earnings and dividends thereon, are ultimately distributed in shares of Lamb Weston common stock. Amounts deferred into the interest bearing account or the accounts that mirror those available under our qualified 401(k) plan are ultimately distributed in cash. An election to participate in the LW Voluntary Deferred Comp Plan must be timely filed with Lamb Weston in accordance with the requirements of the U.S. Internal Revenue Service (“IRS”).
The LW Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to its participants. The LW Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions for eligible participants for amounts of salary and bonus that are above IRS limits. At that time, Lamb Weston credits an eligible participant’s account in the LW Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by Lamb Weston in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit. Eligible participants are allowed to defer no more than 50% of their base salary and no more than 90% of their annual incentive payment that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit and the participant is actively employed at the end of the calendar year. The LW Voluntary Deferred Comp Plan also provides that, unless Lamb Weston determines otherwise with respect to a participant, the interest of each participant in his matching contributions and non-elective contributions will be 100% vested.
In general, all LW Voluntary Deferred Comp amounts are designed to be distributed in cash in a lump sum and/or in shares of Lamb Weston common stock in January following the individual’s separation from service. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the LW Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by our NEOs during fiscal 2022.

Non-Qualified Deferred Compensation—Fiscal 2022
The following table provides certain information regarding our NEOs’ participation in non-qualified deferred compensation plans in fiscal 2022.
Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Thomas P. Werner	LW Voluntary Deferred Comp Plan	117,435	175,812	(694,592)	—	5,090,138
Bernadette M. Madarieta	LW Voluntary Deferred Comp Plan	20,050	30,074	(21,985)	—	276,383
Michael J. Smith	LW Voluntary Deferred Comp Plan	65,808	74,034	(89,981)	(241,775)	591,832
Sharon L. Miller	LW Voluntary Deferred Comp Plan	102,860	61,716	(107,146)	—	1,335,645
Eryk J. Spytek	LW Voluntary Deferred Comp Plan	—	17,191	(8,015)	—	100,172
Robert M. McNutt	LW Voluntary Deferred Comp Plan	31,007	31,006	(8,889)	(465,020)	—

(1)
The amounts reported in this column for the NEOs are reported in the “Salary” column of the “Summary Compensation Table—Fiscal 2022.”

(2)
The amounts reported for the NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2022.” The employee is required to pay certain applicable taxes on the Registrant Contributions prior to the deposit to their deferred compensation account. The amount noted in the table is the total pre-tax value of the Registrant Contributions. Therefore the Aggregate Balance at Last FYE does not include this full amount.

(3)
Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plan. As a result, none of these earnings (or losses) are included in the “Summary Compensation Table—Fiscal 2022.”

(4)
The following amounts from this column were reported in the Summary Compensation Tables for prior fiscal years for the following NEOs: Mr. Werner: $1,449,232, Mr. McNutt: $101,123, Mr. Smith: $304,486 and Ms. Miller: $377,275. These amounts reflect contributions only and do not include accumulated earnings or losses. The amounts in this column include the amounts reflected in the “Executive Contributions in Last FY” column.

Potential Payments Upon Termination or Change of Control
The employment of each of our current NEOs could have ended or terminated as of May 29, 2022 under several possible scenarios. In some of those scenarios, our compensatory plans, agreements and arrangements would have provided severance benefits in varying amounts. Further, our plans, agreements and arrangements would have provided for certain benefits (or for acceleration of certain benefits) upon a change of control. Severance and other benefits that would have been payable upon a termination of service, termination of employment or upon a change of control are described below.
The table following the narrative discussion summarizes amounts that would have been payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred, or the executive’s employment terminated on May 29, 2022, the last day of fiscal 2022. Other key assumptions used in compiling the table are set forth immediately preceding the table. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would have been paid in accordance with, and at times permitted by, Section 409A of the Code.
Executive Change of Control Plan
In March 2017, our Compensation Committee approved the COC Plan in order to provide certain benefits to our executive officers in the event of a qualifying termination of employment in connection with a change of control transaction involving the Company. The Compensation Committee designated Mr. Werner as a Tier I Participant in the COC Plan and each of Mses. Miller and Madarieta and Messrs. McNutt, Smith and Spytek as Tier II Participants in the COC Plan.
A participant in the COC Plan will become eligible to receive benefits under the COC Plan if such participant (i) terminates his or her employment for good reason within 24 months following the effective date of a change of control or (ii) is terminated without cause (A) within the 24 months following a change of control or (B) in the six months prior to a change of control if such termination occurs (x) at the request of a third party who had taken steps reasonably calculated or intended to effect the change of control or (y) in connection with or in anticipation of the change of control. A participant who terminates employment due to death or disability will not be eligible to receive benefits under the COC Plan unless a voluntary termination of employment by the participant immediately prior to the participant’s death or disability would have qualified as good reason.
If a participant experiences a qualifying termination (as described in the immediately preceding paragraph), the participant will be eligible to receive the following benefits, subject to the participant’s execution of an effective release of claims in favor of Lamb Weston and continued compliance with certain restrictive covenants:
•
A lump sum cash severance payment equal to:

◦
the sum of the participant’s (i) annual base salary, as in effect on the date of such participant’s termination of employment, or, if higher, as in effect immediately prior to the change of control, and (ii) the greater of the participant’s (A) target bonus in the year of such termination or (B) the highest actual bonus paid in the three fiscal years preceding such termination, multiplied by

◦
three (in the case of a Tier I Participant), two (in the case of Tier II Participant) or one (in the case of a Tier III Participant).

•
A lump sum amount equal to the annual bonus the participant would have earned under the annual bonus plan for the plan year in which the participant’s termination of employment occurs, determined based on the actual performance achieved under such annual bonus plan for such plan year and adjusted on a pro rata basis based on the number of months the participant was actually employed during such plan year.

•
Provided that the participant timely and properly elects health continuation coverage under COBRA, a fully taxable payment equal to the difference between the monthly COBRA premium paid by the participant for the participant and his or her dependents and the monthly premium amount paid by similarly situated active executives of the Company, for a period of 36 months (in the case of a Tier I Participant), 24 months (in the case of Tier II Participant) or 12 months (in the case of a Tier III Participant).

•
Full acceleration of the participant’s service-based equity awards that were outstanding on the date of the change of control, and acceleration of the participant’s performance-based equity awards that were outstanding on the date of the change of control based on the greater of (i) the target level of achievement of the applicable performance conditions or (ii) the actual level of achievement of the applicable performance conditions as of the date of the qualifying termination, if reasonably measurable.

As a condition to participation in the COC Plan, each NEO agreed to be bound by perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation covenants that apply during and for 12 months following the participant’s termination of employment.
Annual Incentive Plan
The following terms of the AIP govern the impact of a change of control and specific separation events not otherwise covered by an individual agreement:
•
Involuntary termination due to position elimination. If an NEO’s position was involuntarily eliminated (for business reasons not related to performance), he or she would remain eligible for award consideration. The amount of any earned award would be determined based on target performance for the fiscal year and prorated for the number of days he or she was eligible to participate in the plan. The prorated amount would be payable as soon as administratively possible after the date of termination, typically within 60 days.

•
Termination due to retirement. If an NEO retires, he or she would be eligible for a prorated incentive award based on the number of days during the fiscal year in which he or she was eligible to participate in the plan. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments are made to other participants.

•
Termination due to death. Any incentive payment would be prorated to the date of termination and paid to the NEO or his or her estate, as applicable. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments are made to other participants.

•
Termination for any other reason. Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with Lamb Weston), each NEO would forfeit his or her AIP award if he or she failed to be an active employee of Lamb Weston at the end of fiscal 2022.

•
Change of control. The COC Plan would have governed the payment of AIP awards in the event of a change of control of Lamb Weston and a qualifying termination of the participant.

Long-Term Incentive Plan—PSAs
The following terms govern the impact of a change of control or a separation from Lamb Weston on the PSAs granted by Lamb Weston to our NEOs:
•
Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested PSAs, whether or not the PSAs were earned as of such date. Such PSAs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant. If PSAs are eligible for pro rata vesting, they are further subject to the Compensation Committee’s certification of performance and determination of the final number of awards earned and would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

•
Termination due to disability or early retirement. The NEO would receive a pro rata share of the PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

•
Termination due to death. The NEO would receive all PSAs that would have been earned for the full performance period if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

•
Termination due to retirement. The NEO would receive all PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they were distributed to other participants who remain employed by Lamb Weston.

•
Change of control. Upon a change of control after the end of the full performance period but before PSAs have vested, the NEO would receive all PSAs that have been earned for the full performance period based on performance of Lamb Weston. Upon a change of control before the end of the full performance period, the NEO would receive the greater of (i) PSAs that have been earned for performance of Lamb Weston up through the date of the change of control if achievement of previously established performance targets can be reasonably determined or (ii) PSAs for the full performance period at previously established target performance levels.

Long-Term Incentive Plan—Stock Options
The following terms generally govern the impact of a separation from Lamb Weston or a change of control on outstanding Lamb Weston stock options granted to our NEOs:
•
Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested options at the date of termination and would have 90 days to exercise vested options. Such options would also be eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year from the date of grant.

•
Termination due to disability or early retirement. All vested options would be exercisable for three years after termination (but not beyond the expiration date of such options). The NEO would forfeit all other options that had not vested at the date of termination. Such options would also be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.
•
Termination due to death. All unvested options would automatically become vested and exercisable, and such options would remain exercisable for three years following the NEO’s death (but not beyond the expiration date of such options).

•
Termination due to normal retirement. All unvested options would automatically become vested and exercisable. Such options would remain exercisable for three years following termination (but not beyond the expiration date of such options).

•
Change of control. Our option agreements with our NEOs provide for “double-trigger” vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

Long-Term Incentive Plan—RSUs
The following terms generally govern the impact of a change of control or separation from Lamb Weston on outstanding RSUs granted to our NEOs:
•
Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested RSUs. Such RSUs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant.

•
Termination due to disability or early retirement. RSUs would be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.

•
Termination due to death. All unvested RSUs would automatically become vested.

•
Termination due to normal retirement. All unvested RSUs would automatically become vested if the retirement occurred at least one year from the date of grant.

•
Change of control. Our RSU agreements with our NEOs provide for “double-trigger” vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

Retirement Benefits
Each of the Non-Qualified Pension and LW Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant’s employment, as applicable. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2022” and “Non-Qualified Deferred Compensation—Fiscal 2022” sections of this Proxy Statement.
Summary of Possible Benefits
The table below summarizes estimated incremental amounts that would have been payable upon a termination of employment of each of our NEOs who were employed at the end of fiscal 2022, under various hypothetical termination and change of control scenarios. The table below excludes accumulated balances in retirement plans when a terminating event would have done nothing more than create a right to a payment of the balance and death benefits where the individual paid the premium.
The data in the table assumes the following:
•
each triggering event occurred on May 29, 2022 (the last day of fiscal 2022), and the per share price of Lamb Weston common stock was $67.99 (the closing price of Lamb Weston stock on the NYSE on May 27, 2022, the last trading day of fiscal 2022);

•
with respect to the AIP, awards were earned at the level corresponding to fiscal year 2022 performance in accordance with previously established performance targets as described in the Compensation Discussion and Analysis, and where our Compensation Committee had discretionary authority to award a payout, except in the cases of a change of control, involuntary termination with cause and voluntary termination without good reason, it exercised that authority;

•
with respect to Lamb Weston PSAs:

◦
awards granted on July 30, 2019 for the fiscal 2020 to fiscal 2022 performance cycle are based on three-year performance achievement and reflect target performance at 67% (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned). These awards vested as of May 29, 2022 and were no longer subject to forfeiture upon termination;

◦
awards granted on September 23, 2020 for the fiscal 2021 to fiscal 2023 vesting cycle, based on fiscal 2021 performance, were earned at 100% performance achievement but remain subject to time-based vesting (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);

◦
awards granted on July 29, 2021 for the fiscal 2022 to fiscal 2024 vesting cycle, based on fiscal 2022 performance, were earned at 83% performance achievement but remain subject to time-based vesting (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);

◦
in the change of control scenario, the Compensation Committee exercised its discretionary authority to award a payout at target levels;

•
with respect to RSUs, a replacement award was granted in the change of control scenario without termination; and

•
in the disability scenarios, the disabling event lasted one year into the future.

None of our NEOs who were employed at the end of fiscal 2022 are entitled to any benefits upon his or her involuntary termination with cause or voluntary termination without good reason. However, Mr. Werner and Ms. Miller would be eligible to receive certain accelerated vesting of equity upon his or her termination due to early retirement at the end of fiscal 2022.

Executive	Cash Severance or Termination Benefits ($)(1)	Accelerated Equity Awards ($)(2)	Health, Welfare and Other Benefits ($)(3)	Total ($)
Thomas P. Werner
Early Retirement / Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	1,313,903	13,756,764	—	15,070,667
Death	1,313,903	20,250,560	1,000,000	22,564,463
Disability	—	13,756,764	150,000	13,906,764
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	10,103,087	20,250,560	49,475	30,403,122
Bernadette M. Madarieta
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	400,064	55,887	—	455,951
Death	400,064	1,443,812	1,000,000	2,843,876
Disability	—	310,072	150,000	460,072
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,680,064	1,443,812	35,016	4,158,892
Michael J. Smith
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	535,940	396,256	—	932,196
Death	535,940	3,046,979	1,000,000	4,582,919
Disability	—	1,422,518	150,000	1,572,518
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	3,235,940	3,046,979	35,016	6,317,935
Sharon L. Miller
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	462,170	1,181,833	—	1,644,003
Death	462,170	2,565,722	1,000,000	4,027,892
Disability	—	1,181,833	150,000	1,331,833
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,782,170	2,565,722	24,096	5,371,988
Eryk J. Spytek
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	342,972	293,499	—	636,471
Death	342,972	3,061,585	1,000,000	4,404,557
Disability	—	1,053,650	150,000	1,203,650
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,406,612	3,061,585	35,016	5,503,213

(1)
For each of our NEOs, amounts in this column include cash severance benefits under the AIP and the COC Plan.

(2)
For each of our NEOs, amounts in this column include the dollar value of accelerated equity awards under the terms of their respective equity award agreements, assuming the per share price of Lamb Weston common stock was $67.99 (the closing price of Lamb Weston stock on the NYSE on May 27, 2022).

(3)
For each of our NEOs, amounts in this column include (i) death benefits equal to two times the NEO’s base salary on the date of death, capped at $1,000,000, (ii) disability benefits equal to 60% of the NEO’s monthly base salary (capped at $12,500 per month) for 12 months and (iii) the costs of health and welfare benefits continuation and outplacement benefits under the COC Plan.

Retirement Agreement with Mr. McNutt
As previously disclosed, in connection with Mr. McNutt’s retirement as Senior Vice President and Chief Financial Officer effective August 6, 2021, the Compensation Committee approved the pro rata vesting of Mr. McNutt’s RSUs and PSAs as described in the “Early Retirement” vesting provisions set forth in the underlying award agreements and subject to his continued compliance with his restrictive covenant obligations. Accordingly, the number of RSUs and PSAs that will vest is based on the number of days Mr. McNutt was employed during the applicable three-year vesting or performance period, but final payment for the PSAs is also based on the final performance certification at the end of the applicable performance cycle for each PSA. As a result, 6,834 RSUs vested and, based on the Compensation Committee’s certification of performance for the fiscal 2020 and 2021 PSAs, an aggregate of 8,502 PSAs were eligible to vest as of May 29, 2022.

CEO Pay Ratio
Below is (i) the fiscal 2022 annual total compensation of our Chief Executive Officer (“CEO”); (ii) the median of the fiscal 2022 annual total compensation of all of our employees and the employees of our consolidated subsidiaries (other than our CEO) (the employee who received such median annual compensation, our “median employee”); (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:
CEO Pay Ratio
CEO Annual Total Compensation(1)	$7,858,113
Median Employee Annual Total Compensation(1)	$51,398
CEO to Median Employee Pay Ratio	153:1

(1)
Annual Total Compensation is calculated in accordance with the Summary Compensation Table methodology under the SEC’s rules.

CEO Pay Ratio Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. In accordance with SEC requirements, we used the same median employee in fiscal 2022 that we identified in fiscal 2021 because we have determined that there have been no changes to our employee population or employee compensation arrangements that we believe would significantly affect our pay ratio disclosure. The methodology and process we used to identify the median employee and calculate the pay ratio are explained below:
•
Determined Employee Population. We collected compensation data from our global employee population of 7,809 employees (excluding our CEO) as of May 30, 2021, which was the end of our fiscal 2021. We included full-time, part-time, and seasonal and temporary employees employed by our company and our consolidated subsidiaries (other than our CEO).

•
Identified Median Employee. To identify our median employee, we first calculated compensation for each employee using base salary, regular wages and overtime earnings paid during fiscal year 2021, between June 1, 2020 and May 30, 2021 (the “Measurement Period”). For full- and part-time regular employees who did not work the full Measurement Period due to being newly hired or on a leave of absence, we annualized their earnings to reflect the full Measurement Period. We did not annualize earnings for seasonal or temporary employees.

•
Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for fiscal 2022 in accordance with the Summary Compensation Table methodology under the SEC’s rules. We then utilized the CEO’s annual total compensation from the Summary Compensation Table to determine the CEO pay ratio shown above.

INFORMATION ON STOCK OWNERSHIP
The following table shows the number of shares of our common stock beneficially owned as of August 1, 2022, unless otherwise noted, by each director and NEO, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. None of our common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has, to Lamb Weston’s knowledge, sole voting and investment power with respect to the shares shown.
Name of Beneficial Owner	Beneficially Owned Shares(1)	Deferred Stock/Additional Underlying Units(2)	Total Shares/Interests Held
Directors and NEOs:
Peter J. Bensen	11,952	8,669	20,621
Charles A. Blixt	2,506	12,419	14,925
Robert J. Coviello	249	6,412	6,661
André J. Hawaux(3)	40,065	2,841	42,906
W.G. Jurgensen	102,839	52,347	155,186
Thomas P. Maurer	2,506	19,832	22,338
Hala G. Moddelmog	3,422	8,669	12,091
Robert A. Niblock	5,066	6,600	11,666
Maria Renna Sharpe	6,078	8,669	14,747
Thomas P. Werner(4)	368,439	186,695	555,134
Bernadette M. Madarieta	7,478	24,365	31,843
Robert M. McNutt(5)	5,201	3,558	8,759
Michael J. Smith	45,961	40,087	86,048
Sharon L. Miller	30,263	33,986	64,249
Eryk J. Spytek	22,081	41,068	63,149
All directors and current executive officers as a group (16 persons)(6)	651,691	493,375	1,145,066

(1)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of our issued and outstanding common stock as of August 1, 2022. As of August 1, 2022, we had 143,722,324 shares of common stock issued and outstanding.

(2)
Includes RSUs, performance shares for which the applicable performance conditions have been satisfied but remain subject to the individual’s continued service through the vesting date and deferred stock units held in the Lamb Weston Directors’ Deferred Compensation Plan and Voluntary Deferred Compensation Plan. These shares accumulate dividends, which are reinvested in additional shares.

(3)
Includes 9,227 shares owned by Mr. Hawaux’s spouse and 3,583 shares over which Mr. Hawaux shares voting and investment power.

(4)
Includes 133,805 stock options that are exercisable as of August 1, 2022.

(5)
Mr. McNutt served as our Senior Vice President and Chief Financial Officer until August 6, 2021 when he retired from Lamb Weston. Includes 1,835 shares over which Mr. McNutt shares voting and investment power with his spouse.

(6)
This group includes the individuals listed in the table above, other than Mr. McNutt, and our other current executive officers: Gerardo Scheufler and Steven J. Younes.

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding common stock as of the dates indicated below.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Calculated Based on Shares of Issued and Outstanding Common Stock as of August 1, 2022
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	15,886,735	11.0%
APG Asset Management US Inc.(2) 666 Third Avenue New York, NY 10017	10,082,260	7.0%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	8,950,803	6.2%
FMR LLC(4) 245 Summer Street Boston, MA 02210	7,811,896	5.4%

(1)
Beneficial ownership as of December 31, 2021, based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2022 with the SEC. The Schedule 13G/A discloses that The Vanguard Group had no sole voting power, shared voting power over 203,774 shares, sole dispositive power over 15,295,210 shares and shared dispositive power over 591,525 shares.

(2)
Beneficial ownership as of December 31, 2021, based on the Schedule 13G/A filed by APG Asset Management US Inc. on January 19, 2022 with the SEC. The Schedule 13G/A discloses that APG Asset Management US Inc. had no sole voting power, shared voting power over 10,082,260 shares, no sole dispositive power and shared dispositive power over 10,082,260 shares.

(3)
Beneficial ownership as of December 31, 2021, based on the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022 with the SEC. The Schedule 13G/A discloses that BlackRock, Inc., in its capacity as the parent holding company or control person, had sole voting power over 7,959,237 shares, no shared voting power, sole dispositive power over 8,950,803 shares and no shared dispositive power.

(4)
Beneficial ownership as of December 31, 2021, based on the Schedule 13G filed by FMR LLC on February 9, 2022 with the SEC. The Schedule 13G discloses that FMR LLC, in its capacity as a parent holding company, had sole voting over 325,580 shares, no shared voting power, sole dispositive power over 7,811,896 shares and no shared dispositive power.

OTHER MATTERS THAT MAY BE
PRESENTED AT THE ANNUAL MEETING
We do not know of any matters, other than those described in this Proxy Statement, that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, your proxy gives authority to the persons designated as proxies to vote in accordance with their best judgment. The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted.
PROCEDURAL MATTERS AND FREQUENTLY ASKED QUESTIONS
1.
When and where is the Annual Meeting?

We will hold the Annual Meeting on Thursday, September 29, 2022, at 8:00 a.m. MDT at our offices located at 533 S. Rivershore Lane, Eagle, Idaho 83616.
We are actively monitoring the public health and travel safety concerns relating to the COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.lambweston.com for updated information. If you are planning to attend our Annual Meeting, please check this website the week of the meeting.
2.
Who is entitled to vote at the Annual Meeting?

The Board established August 1, 2022 as the Record Date for the Annual Meeting. Stockholders holding shares of our common stock on the Record Date are entitled to (a) receive notice of the Annual Meeting, (b) attend the Annual Meeting and (c) vote on all matters that properly come before the Annual Meeting. At the close of business on the Record Date, 143,722,324 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.
3.
Why am I receiving these proxy materials?

You have received the proxy materials because, as of the Record Date, you directly held, and had the right to vote, shares of Lamb Weston common stock. In connection with our Board’s solicitation of proxies to be voted at the Annual Meeting, we are providing stockholders entitled to vote at the Annual Meeting with this Proxy Statement, our Annual Report on Form 10-K, a letter to stockholders from our Chief Executive Officer and a voting ballot (in the form of a proxy card, voting instruction form, or a unique control number that allows you to vote via the Internet or by phone). We refer to these materials collectively as the “proxy materials.” The proxy materials provide important information about Lamb Weston and describe the voting procedures and the matters to be voted on at the Annual Meeting.
4.
What is the difference between registered holders and beneficial holders?

The most common ways in which stockholders hold Lamb Weston common stock are:
•
directly with our transfer agent, EQ Shareowner Services (for registered stockholders); and

•
indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (for beneficial stockholders or stockholders in street name).

If you hold your shares as a registered stockholder, our agent provides the proxy materials to you and your vote instructs the proxies how to vote your shares.
If you hold your shares in street name as a beneficial stockholder, your broker, bank or other nominee provides the proxy materials to you. Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.

5.
How is Lamb Weston distributing proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery. Beginning on or about August 9, 2022, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials via the Internet. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote by going to a secure website. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail on a one-time or ongoing basis, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email on a one-time or ongoing basis.
6.
How may I request printed copies of the proxy materials?

We will send printed, paper copies of proxy materials free of charge to any stockholder who requests copies by using one of the following methods:
•
by telephone: Call free of charge 1-800-579-1639 in the United States and Canada;

•
via the Internet: Access the Internet and go to www.proxyvote.com and follow the instructions to log in and order copies; or

•
via e-mail: Send us a blank e-mail at sendmaterial@proxyvote.com with the 16-digit control number included on your proxy card, voting instruction form or Notice in the subject line.

These materials are also available at www.proxyvote.com.
7.
What is the quorum requirement?

A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote as of the Record Date is represented at the Annual Meeting, either in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
8.
What vote is needed to elect directors?

Our bylaws provide that, to be elected at the Annual Meeting, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not factor in the determination of whether an affirmative vote of a majority is received in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
9.
What vote is needed to approve the other proposals?

Approval of each proposal, other than the election of directors, requires the favorable vote of a majority of votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the meeting. Abstentions and broker non-votes are not considered as votes cast for non-routine proposals. Please see Question 11 below for more information on broker non-votes.
10.
How do I vote my shares?

If you are a registered stockholder, you may vote:
•
via the Internet at www.proxyvote.com. The Internet voting system will be available until 11:59 p.m. EDT on September 28, 2022;

•
by telephone. If you are located within the United States or Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone. The telephone voting system will be available until 11:59 p.m. EDT on September 28, 2022;

•
by returning a properly executed proxy card. We must receive your proxy card before the polls close at the Annual Meeting on Thursday, September 29, 2022; or

•
in person at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.

If you hold your shares in street name, you may vote:
•
via the Internet at www.proxyvote.com (16-digit control number is required), by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

•
in person at the Annual Meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.

11.
What are broker non-votes?

As described above in Question 4, if you hold your shares in street name, your vote instructs your broker, bank or other nominee, as the holder of record, how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your nominee has discretion to vote your shares on “routine” matters. The ratification of the selection of the independent auditors (Item 3) is the only item on the agenda for the Annual Meeting that is considered routine. If you do not provide voting instructions and your nominee votes your shares, your shares will be counted toward the quorum for the Annual Meeting and voted on Item 3, but they will not be voted on the other items on the agenda, resulting in “broker non-votes” with respect to those other items.
12.
May I change or revoke my vote?

Yes. If you are a registered stockholder, any subsequent vote you cast will replace your earlier vote. This applies whether you vote by mailing a proxy card, by telephone or by the Internet. You may also revoke an earlier vote by voting in person at the Annual Meeting. Alternatively, you may revoke your proxy by submitting a written revocation to our Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616.
If you hold your shares in street name, you must contact your broker, bank or other nominee for specific instructions on how to change or revoke your vote.
13.
Who bears the cost of soliciting votes for the Annual Meeting?

We bear the cost of soliciting your vote. Our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities.
We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers (i.e., beneficial stockholders) and reimburse those firms for related out-of-pocket expenses.
14.
What is “Householding”?

Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of Lamb Weston common stock in an account at the same broker, bank or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically. A stockholder who wishes to receive a separate copy of the Notice or proxy materials, now or in the future, should submit this request by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or calling 1-866-540-7095. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

If you are a registered stockholder, we sent you and each registered stockholder at your address separate Notices or sets of proxy materials.
15.
Are my votes confidential?

Yes. Your votes will not be disclosed to our directors, officers or employees, except (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us, (b) in the case of a contested proxy solicitation, (c) if you provide a comment with your proxy or otherwise communicate your vote to us outside of the normal procedures or (d) as necessary to allow the inspector of election to certify the results.
16.
Who counts the votes?

Broadridge Financial Solutions, Inc. will receive and tabulate the proxies, and a representative of Broadridge Financial Solutions, Inc. will act as the inspector of election and will certify the results.
17.
How do I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before October 5, 2022. The Form 8-K will be available at https://investors.lambweston.com/stock-and-filings/sec-filings and on the SEC’s website at www.sec.gov.
18.
How can I attend the Annual Meeting?

If you would like to attend the Annual Meeting, you must have been a stockholder of record on the Record Date and you must obtain an admission ticket in advance. Admission tickets can be printed by accessing the “Register for Meeting” link at www.proxyvote.com and following the instructions provided (you will need the 16-digit control number included on your proxy card, voting instruction form or Notice). In addition, you will be asked to present proof of ownership of Lamb Weston common stock as of the Record Date and valid government-issued photographic identification, such as a driver’s license, to be admitted into the Annual Meeting. Proof of ownership may take many forms, such as the admission ticket, the Notice, the proxy card, a letter from your broker, bank or other nominee or a photocopy of your current account statement. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted at the Annual Meeting.
We are actively monitoring the public health and travel safety concerns relating to the COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our website at www.lambweston.com for updated information. If you are planning to attend our Annual Meeting, please check this website the week of the meeting.

2023 ANNUAL MEETING OF STOCKHOLDERS
Under our bylaws, a stockholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of stockholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the 2022 Annual Meeting. Accordingly, to be considered at the 2023 annual meeting of stockholders, our Corporate Secretary must receive a stockholder’s written notice of nomination or proposal on or after June 1, 2023 and on or before July 1, 2023. If the date of the 2023 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the stockholder’s written notice must be received no earlier than the 120th day, and no later than the 90th day, prior to the meeting day or the tenth day following public announcement of the meeting date.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2023 annual meeting, no later than July 31, 2023). However, if the date of the 2023 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting is first made.
Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of the release date of our proxy statement for the previous year’s annual meeting. Accordingly, to be considered for inclusion in our 2023 proxy statement, we must receive a stockholder’s submission of a proposal on or before the close of business on April 11, 2023.
Stockholders should mail all nominations and proposals to our Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. You may obtain a copy of our bylaws from our Corporate Secretary by written request to the same address.

August 9, 2022	Phuong T. Lam Vice President and Corporate Secretary

Appendix A
Reconciliations of Non-GAAP Financial Measures to Reported Amounts
Adjusted EBITDA including unconsolidated joint ventures is considered a non-GAAP financial measure. Lamb Weston’s management uses Adjusted EBITDA including unconsolidated joint ventures to evaluate the Company’s performance excluding the impact of certain non-cash charges and other special items in order to have comparable financial results to analyze changes in our underlying business between reporting periods. The Company includes this non-GAAP financial measure because management believes it is useful to investors in that it provides for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We believe that the presentation of this non-GAAP financial measure, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with GAAP. This non-GAAP financial measure may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define this non-GAAP financial measure the same way. This measure is not a substitute for comparable GAAP financial measures, such as net income, and there are limitations to using non-GAAP financial measures.
The following table reconciles net income to Adjusted EBITDA including unconsolidated joint ventures.
	For the Fiscal Years Ended May
(in millions)	2022	2021
Net income	$200.9	$317.8
Equity method investment (earnings) loss	10.7	(51.8)
Interest expense, net	161.0	118.3
Income tax expense	71.8	90.5
Income from operations	444.4	474.8
Depreciation and amortization	187.3	182.7
Adjusted EBITDA	631.7	657.5
Unconsolidated Joint Ventures
Equity method investment earnings (loss)	(10.7)	51.8
Interest expense, income tax expense, and depreciation and amortization included in equity method investment earnings (loss)	42.0	39.1
Item impacting comparability
Write-off of net investment in Russia(a)	62.7	—
Add: Adjusted EBITDA from unconsolidated joint ventures	94.0	90.9
Adjusted EBITDA including unconsolidated joint ventures	$725.7	$748.4

(a)
In May 2022, the Company’s joint venture, Lamb-Weston/Meijer v.o.f., announced its intent to withdraw from its investment in Russia and wrote-off its net investment. The Company’s portion of the non-cash impairment charge was $62.7 million.

A-1

LAMB WESTON HOLDINGS, INC.599 S. RIVERSHORE LANEEAGLE, ID 83616 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 p.m. Eastern Time on September 28, 2022 for shares held directly and by 11:59 p.m. EasternTime on September 26, 2022 for shares held in a Plan. Have your proxy card in hand when you access theweb site and follow the instructions to obtain your records and to create an electronic voting instructionform.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mailor the Internet. To sign up for electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxy materials electronicallyin future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time onSeptember 28, 2022 for shares held directly and by 11:59 p.m. Eastern Time on September 26, 2022 forshares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SHAREHOLDER MEETING REGISTRATION:To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D88368-P77526KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY LAMB WESTON HOLDINGS, INC.The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees:For Against Abstain1a. Peter J. Bensen The Board of Directors recommends you vote FOR the followingproposals:For Against Abstain1b. Charles A. Blixt1c. Robert J. Coviello1d. André J. Hawaux1e. W.G. Jurgensen1f. Thomas P. Maurer1g. Hala G. Moddelmog1h. Robert A. Niblock1i. Maria Renna Sharpe1j. Thomas P. Werner2. Advisory Vote to Approve Executive Compensation. 3. Ratification of the Selection of KPMG LLP as Independent Auditors for Fiscal Year 2023.NOTE: We will transact such other business as may properlycome before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19)pandemic and the advisories or mandates that federal, state and local governments, and related agencies, mayissue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announceany additional or alternative arrangements for the meeting, which may include a change in venue or holding themeeting solely by means of remote communication. Please monitor our website at www.lambweston.com forupdated information. If you are planning to attend our Annual Meeting, please check this website the week of themeeting.D88369-P77526 LAMB WESTON HOLDINGS, INC.Annual Meeting of StockholdersSeptember 29, 2022 8:00 AM MDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Phuong T. Lam and Eryk J. Spytek, or either of them, as proxies, each with the power to appointhis/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of theshares of common stock of LAMB WESTON HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting ofStockholders to be held at 8:00 AM MDT on September 29, 2022, at 533 S. Rivershore Lane, Eagle, Idaho 83616, and anyadjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will bevoted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side